UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIFEVANTAGE CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LifeVantage Corporation

3300 Triumph Blvd., Suite 700

Lehi, Utah 84043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD November 5, 2026

Dear Stockholders:

Notice is hereby given that the fiscal year 2027 Annual Meeting of Stockholders (the “Annual Meeting”) of LifeVantage Corporation, a Delaware corporation (the “Company”), will be held in person on November 5, 2026, at 1:00 P.M. Mountain Time at our offices located at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043. At the Annual Meeting, we will ask you to:

1.
Elect six directors, each to hold office for a term expiring at our next annual meeting of stockholders or until his or her respective successor is elected and qualified (Proposal 1);
2.
Approve, on an advisory basis, a resolution approving the compensation of our named executive officers (commonly referred to as a “Say-On-Pay” proposal) (Proposal 2); and
3.
Ratify the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending June 30, 2027 (Proposal 3).

Stockholders may also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors (the “Board”) unanimously recommends that you vote “FOR” the election of each of the six director candidates recommended by the Board in Proposal 1 and “FOR” Proposals 2 and 3.

The Board has fixed the close of business on September 14, 2026 (the “Record Date”), as the Record Date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof. Additional details regarding the Annual Meeting, the business to be conducted, and information about the Company that you should consider when you vote your shares are described in this proxy statement.

We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. Instead of mailing printed copies of our proxy statement and Annual Report on Form 10-K for the year ended June 30, 2026 (the “Annual Report”), we are mailing a Notice of Internet Availability of Proxy Materials (“Notice of Availability” or “Notice”). We intend to mail the Notice of Availability to our stockholders on or about September 18, 2026. The Notice of Availability contains instructions on how to access on the Internet our proxy statement and Annual Report to stockholders and how to submit your vote online or by telephone. The Notice of Availability also contains instructions on how you can, alternatively, receive a paper copy of the proxy statement and Annual Report and a return, postage prepaid envelope. We believe this e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs associated with the Annual Meeting and reduces the environmental impact of our Annual Meeting.

Whether or not you expect to attend the Annual Meeting, your vote is very important. We encourage you to submit your proxy as soon as possible: (i) by accessing the Internet site; (ii) by calling the toll-free number described in the proxy materials; or (iii) by signing, dating and returning a paper proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

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Thank you for your ongoing support and continued interest in the Company. We look forward to seeing you at the Annual Meeting.

Lehi, Utah	By Order of our Board of Directors
September 18, 2026	/s/ Terrence Moorehead
Terrence Moorehead
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 5, 2026:

This notice, the accompanying proxy statement, and Annual Report to stockholders are available at

https://lifevantage.gcs-web.com/financial-information/sec-filings.

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LifeVantage Corporation

3300 Triumph Blvd., Suite 700

Lehi, Utah 84043

PROXY STATEMENT FOR LIFEVANTAGE CORPORATION

FISCAL YEAR 2027 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

November 5, 2026

A NEW CHAPTER FOR LIFEVANTAGE CORPORATION

Fiscal year 2026 marked an important period of transition for LifeVantage Corporation, including leadership succession, continued investment in strategic initiatives, and ongoing enhancement of the Company's governance and Board capabilities. While the Company faced a challenging operating environment during fiscal year 2026, important foundational work was completed, including continued advancement of digital capabilities, preparation for a more modern and scalable eCommerce platform, and further evolution of the Company's compensation, governance, and stockholder engagement practices.

Entering fiscal year 2027, The Company is focused on strengthening the fundamentals of the business and creating sustainable long-term value for stockholders. With new leadership in place and a renewed focus on growth, the Company is evaluating opportunities to accelerate performance, strengthen competitive positioning, and unlock the full potential of its business. Key priorities include enhancing the consumer experience, expanding customer acquisition and engagement, modernizing technology and digital capabilities, accelerating innovation, and building a stronger foundation for growth. Supported by a differentiated scientific platform, an experienced leadership team, an engaged Board of Directors, and a committed community of customers and independent contractor consultants, the Company believes it is well positioned to pursue its next phase of growth and value creation.

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXY

General

This proxy statement is furnished to stockholders of LifeVantage Corporation, a Delaware corporation, sometimes referred to as “we,” “us,” “our,” the “Company” or “LifeVantage,” in connection with the solicitation of proxies for use at the fiscal year 2027 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting” or the “Fiscal Year 2027 Annual Meeting”) of LifeVantage to be held in person on November 5, 2026, at 1:00 P.M. Mountain Time, at our offices located at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043, for the purposes set forth in the Notice of Annual Meeting. This solicitation of proxies is made on behalf of the Company’s Board of Directors (the “Board”).

Our Fiscal Year

Our fiscal year ends on June 30 of each year. In this proxy statement, when we refer to our fiscal year, we mean the twelve-month period ending on June 30 of the stated year. For example, “fiscal year 2027” refers to the twelve-month period from July 1, 2026 through June 30, 2027.

Why am I receiving these materials?

You are receiving these proxy materials from us because you were a stockholder of record at the close of business on September 14, 2026 (the “Record Date”). Our Board is soliciting your proxy to vote your shares at the Annual Meeting on the matters to be considered at that meeting. On or about September 18, 2026, we intend to begin sending to our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice of Availability” or “Notice”) containing instruction on how to access this proxy statement for the Annual Meeting (this “proxy statement”) and our annual report to stockholders (the “Annual

Report”). This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules and that is designed to assist you in voting your shares.

Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Availability in the mail rather than mailing printed copies of a full set of proxy materials. The Notice of Availability also instructs stockholders on how they may submit their proxy over the telephone or Internet and vote at the Annual Meeting. If a stockholder who received a Notice of Availability would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice of Availability.

Where and when is the Annual Meeting?

The Annual Meeting will take place on November 5, 2026, at 1:00 P.M. Mountain Time, at our offices located at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043.

What am I voting on?

The following matters are scheduled to be voted on by stockholders at the Annual Meeting:

•
The election of six directors to our Board (Proposal 1);
•
The approval of a non-binding, advisory resolution approving the compensation of our named executive officers (commonly referred to as a “Say-On-Pay” proposal) (Proposal 2); and
•
The ratification of the selection of the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending June 30, 2027 (Proposal 3).

Stockholders may also consider such other business as may properly come before the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on September 14, 2026, the Record Date, will be entitled to vote at the Annual Meeting. As of the Record Date, we had 12,589,444 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible by: (1) accessing the Internet site or calling the toll-free number listed in the proxy materials; or (2) if applicable, signing, dating, and returning a proxy card to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, Trustee or Other Nominee

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting provided that you bring with you proof of your beneficial ownership of shares, such as a brokerage account statement. However, if you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

Registered Stockholders. If you are a stockholder of record, you may vote by Internet, by telephone or by mail (if you received a proxy card by mail) as described below. Stockholders also may attend the meeting and vote in person.

•
Voting Your Proxy by Mail. You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person.
•
Voting on the Internet. To vote on the Internet, access http://www.proxyvote.com and follow the on-screen instructions.
•
Voting by Telephone. To vote by phone, call toll free 1-800-690-6903 from any touch-telephone and follow the instructions.
•
Voting in Person. To vote in person, attend the Annual Meeting and we will give you a ballot when you arrive.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on November 4, 2026.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. See “Can I change my vote after I have voted?” below.

Beneficial Owners. If you are a beneficial owner of shares registered in the name of a brokerage firm, bank, dealer, or other similar organization, you should have received voting instructions from that organization rather than from us. You may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. Each proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. With respect to the election of directors, in an uncontested election, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a nominee for election as director must exceed the number of votes cast “AGAINST” that director nominee. Because neither abstentions nor broker non-votes are considered cast with respect to a proposal, abstentions and broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are broker non-votes?

When a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted are called “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority on certain “non-routine” proposals under the rules of the NYSE Stock Exchange (“NYSE rules”) and the beneficial owner has not instructed the broker how to vote on these proposals. The ratification of the selection of our independent registered public accounting firm is the only proposal at the Annual Meeting that is considered a “routine” matter under the rules and interpretations of the NYSE rules with respect to broker non-votes.

How many votes are needed to approve each proposal?

Proposal 1: Election of Six Directors. In an uncontested election, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a nominee for election as director must exceed the number of votes cast “AGAINST” that director nominee. If you hold your shares through a broker, bank, trust, or other nominee and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, your broker, bank, trustee, or nominee will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast “FOR” or “AGAINST” any director nominee, and therefore will not have any effect on the outcome of this proposal. We have also implemented a policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information see “Proposal 1 - Election of Directors.”

Proposal 2: The Approval of a Non-Binding, Advisory Resolution Approving the Compensation of Our Named Executive Officers. The non-binding advisory resolution approving the compensation of our named executive officers will be approved by our stockholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. Broker non-votes are not considered to be represented in person or by proxy as to this proposal and therefore will have no effect on the outcome of this proposal. The advisory resolution is non-binding but will be considered by our Board and the compensation committee in making decisions affecting executive compensation.

Proposal 3: Ratification of the Selection of the Appointment of Deloitte as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2027. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2027 will be approved by our stockholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Properly executed proxies marked “ABSTAIN” and any broker non-votes with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.

What does it mean if I receive more than one proxy card or Notice?

If you receive more than one proxy card or Notice, your shares are likely registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card, or submit a proxy for each Notice, to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, or without marking your voting selection as to a particular proposal, your shares will be voted “FOR” the election of all six nominees for director and “FOR” Proposals 2 and 3, to the extent your proxy card does not indicate otherwise. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Can I change my vote after I have voted?

Yes. You can revoke your proxy at any time before the polls close at the Annual Meeting, unless otherwise provided below. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card by mail with a later date;
•
You may submit another proxy over the Internet or by telephone, as instructed herein;
•
You may send a written notice that you are revoking your proxy to our Corporate Secretary at LifeVantage Corporation, Attn: Corporate Secretary, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043; or
•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, trustee or other nominee as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the shares outstanding as of the Record Date are represented by stockholders present at the meeting in person or by proxy. As of the Record Date, we had 12,589,444 shares of common stock outstanding and entitled to vote. Thus, at least 6,294,723 shares of common stock must be represented by stockholders present at the meeting in person or by proxy to constitute a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy or if you vote at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the entire cost of soliciting proxies. In addition to these mailed proxy materials and the use of the Internet, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

We also engaged Sodali & Co., 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 (“Sodali”) to assist with the solicitation of proxies in connection with the Annual Meeting. We have agreed to pay Sodali a fee of approximately $10,000 plus reimbursement of expenses for their services. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding solicitation materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.

Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). To be eligible for inclusion in the proxy statement relating to our fiscal year 2028 Annual Meeting of Stockholders (the “Fiscal Year 2028 Annual Meeting”), stockholder proposals must be submitted in writing to LifeVantage Corporation, Attention: Corporate Secretary at 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043 and must be received by us no later than May 21, 2027, and must otherwise satisfy the conditions established by the SEC, for stockholder proposals to be included in the proxy statement for that meeting. In addition, our Amended and Restated Bylaws (the “Bylaws”) include other requirements for the submission of proposals and the nomination of candidates for director.

Stockholder Proposals for Presentation at Next Year’s Annual Meeting.

If a stockholder wishes to present a proposal, including a director nomination, at our Fiscal Year 2028 Annual Meeting, and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to LifeVantage Corporation, Attention: Corporate Secretary at 3300 N. Triumph Blvd., Suite 700, Lehi, Utah 84043 not less than 90 days, or August 7, 2027, nor more than 120 days, or July 8, 2027, prior to the first anniversary of the date of the Fiscal Year 2027 Annual Meeting, except that if the Fiscal Year 2028 Annual Meeting date is changed by more than 30 days from the anniversary date of the Fiscal Year 2027 Annual Meeting, such notice must be delivered not earlier than 120 days prior to the anniversary date of the Fiscal Year 2027 Annual Meeting date, and not later than the close of business on the later of the 90th day prior to the such annual meeting, or the 10th day following the day on which we first mail notice of the date of the annual meeting, or publicly announce the Fiscal Year 2028 Annual Meeting date, whichever occurs first. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our Fiscal Year 2028 Annual Meeting. You are advised to review our Bylaws, which include other requirements for advance notice of the submission of stockholder proposals and the nomination of candidates for director.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees, other than the Company’s nominees, must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September

7, 2027, except that if the Fiscal Year 2028 Annual Meeting date is changed by more than 30 days from the anniversary date of the Fiscal Year 2027 Annual Meeting date, such notice must be provided by the later of 60 days prior to the date of the Fiscal Year 2028 Annual Meeting or the 10th day following the day on which we first publicly announce the date of the Fiscal Year Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We expect to report final voting results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. You can obtain a copy of the Form 8-K, and any related amendments, once it is filed on our website at http://investor.lifevantage.com/financial-information/sec-filings, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this proxy statement.

IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE PROXY CARD TO VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR IDENTIFIED IN PROPOSAL 1 (UNLESS AUTHORITY IS WITHHELD BY THE STOCKHOLDER GRANTING THE PROXY) AND “FOR” EACH OF PROPOSALS 2 AND 3. IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE COMPANY’S BOARD, UNLESS THE STOCKHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.

Do I have appraisal or dissenters’ rights?

None of the applicable Delaware law, our Certificate of Incorporation (the “Charter”), nor our Bylaws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this proxy statement. Accordingly, you will have no right to dissent or obtain payment for your shares in connection with such proposals.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently consists of the following seven individuals: Rajendran Anbalagan, Michael A. Beindorff, Raymond B. Greer, Dayton Judd, Cynthia Latham, Darwin K. Lewis and Terrence Moorehead. Except for Cynthia Latham, each of these individuals will be standing for election at our Annual Meeting.

Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or, if sooner, until the director’s death, resignation, or removal.

We encourage all directors to attend the Annual Meeting. All of the seven directors who were serving as of last year’s annual meeting of stockholders attended that meeting.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by a duly executed proxy will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given. Each of the Company’s nominees for election has agreed to serve as a nominee, be named in a proxy statement and serve as a director, if elected. Our management has no reason to believe that any of the Company’s nominees will be unable to serve.

The following information is furnished with respect to each of the nominees for election as director at the Annual Meeting as of the Record Date.

Name	Age	Position with Company
Mr. Rajendran Anbalagan	51	Independent Director
Mr. Michael A. Beindorff	74	Independent Director
Mr. Raymond B. Greer	63	Chairman, Independent Director
Mr. Dayton Judd	55	Independent Director
Mr. Darwin K. Lewis	67	Independent Director
Mr. Terrence Moorehead	63	President, Chief Executive Officer, and Director

MR. RAJENDRAN ANBALAGAN. Mr. Anbalagan has been an independent member of our Board since August 2024. He has over 25 years of experience managing and executing large technology and e-commerce programs. Mr. Anbalagan has served as Chief Information and Product Transformation Officer at Caesars Entertainment (“Caesars”) since June 2023, where he is responsible for technology and digital growth of the company. Prior to joining Caesars, from December 2011 to May 2023, Mr. Anbalagan served as Senior Vice President of Digital Technology & Innovation at Panera LLC (“Panera”), where he was responsible for guiding product strategy on digital technology advancements, growth innovation, and enterprise architecture. Prior to joining Panera, from 1998 to 2011, Mr. Anbalagan worked in various executive leadership positions at AT&T, overseeing global distribution organization and technology integration across a multitude of products and platforms. Mr. Anbalagan earned a Bachelor of Computer Science and Engineering from the University of Madras in 1997 and a Master of Business Administration from University of Missouri-Saint Louis in 2008. The Board believes that Mr. Anbalagan’s extensive technology experience and transformational digital skills qualify him to serve on the Board.

MR. MICHAEL A. BEINDORFF. Mr. Beindorff has been an independent member of our Board since January 2012. He also served as our Interim President and Chief Executive Officer from May 1, 2026 through August 4, 2026. He is an accomplished leader and board director with diverse experience in transformational leadership, public, private, and not-for-profit board service, general management, strategic planning, digital transformation, marketing, and branding and operations across a variety of business environments. He is currently Managing Partner of BJ Capital Partners LLC, a firm focused on syndicating investments in multi-family and other commercial real estate properties, a role he has held since 2022. He has also served on the boards of The World Poker Tour (WPTE), the California Higher Education Loan Authority, and PlanetRx.com, among other board and advisory roles. From 2008 to 2022, Mr. Beindorff served as Principal of The Far Niente Group, a private investment entity focused on investing for long term capital appreciation. From 2004 to 2008, he served as Chief Operating Officer of Exclusive Resorts, a private club for luxury travel experience. From 2002 to 2004, he served as Principal and President of the Greentree Group, a management consultancy focused on helping clients build strong brands and effective business models. From 1999 to

2002, he served first as President and COO and then as Chairman and Chief Executive Officer of PlanetRx.com, an internet pharmacy and on-line health portal. From 1995 to 1999, he served as Executive Vice President of Marketing, Operations and Product Management for VISA. Previously, he held various positions leading global advertising, marketing and brand management for Rhodes Furniture (1993 to 1995) and The Coca-Cola Company (1978 to 1993). Mr. Beindorff received his Bachelor of Science in Business Administration from the University of Alabama and his Masters of Business Administration from the Goizueta Business School at Emory University. The Board believes that Mr. Beindorff’s accomplishments and long-term experience as a leader of business sectors qualifies him to serve on the Board.

MR. RAYMOND B. GREER. Mr. Greer has been an independent member of our Board since February 2017 and has served as the Chair of our Board since November 2023. Mr. Greer has over 35 years of technology and supply chain experience. Since February 2022, Mr. Greer has served as an Operating Partner for Welsh Carson Anderson & Stowe, a private equity firm, where he focuses on Supply Chain technology investments. Previously he served as the Chief Executive Officer of Omnitracs, LLC, a Vista Equity backed provider of innovative software and SaaS fleet management solutions serving the transportation sector from February 2018 to July 2021. Prior to that, from February 2011 to February 2018, Mr. Greer served as the President of BNSF Logistics, LLC, an international third-party logistics provider and a wholly-owned subsidiary of Burlington Northern Santa Fe, LLC, a Berkshire Hathaway company. From March 2005 to January 2010, Mr. Greer served as President and Chief Executive Officer of Greatwide Logistics Services, a non-asset based logistics and transportation services company. From December 2002 to March 2005, Mr. Greer served as President and Chief Executive Officer for Newgistics, Inc., a reverse logistics company. Mr. Greer has also held senior management positions for Ryder and FedEx Corporation. From 2010 to 2018, Mr. Greer served as a director of DCT Industrial Trust, a publicly traded industrial Real Estate Investment Trust. Mr. Greer earned a Bachelor of Science degree in Mathematics from the University of Utah and an Executive Masters in Information Systems & Telecommunications from Christian Brothers University. Mr. Greer brings to our Board deep experience in international logistics, supply chain management and technology. The Board believes that Mr. Greer’s sustained leadership experience in supply chain and technology related fields provides important insight in the Company’s corporate strategy, which qualifies him to be on the Board.

MR. DAYTON JUDD. Mr. Judd has been an independent member of our Board since February 2024. Mr. Judd has served as the Chief Executive Officer of FitLife Brands, Inc. (FTLF) (“FitLife”), a national provider of innovative and proprietary nutritional supplements and wellness products for health-conscious consumers, since February 2018, and as the founder and Managing Member of Sudbury Capital Management, LLC, a provider of investment advisory services, since 2012. Prior to that, he served as a Portfolio Manager for Q Investments, L.P., a multi-billion-dollar hedge fund, from 2007 through 2011, and held various positions at McKinsey & Company, Inc., a global management consulting firm, from 1996 to 1998 and again from 2000 to 2007. Mr. Judd currently serves as Chairman of FitLife, where he has served as a director since 2017. Mr. Judd has also served as a director of Optex Systems Holdings, Inc. (OPXS), a manufacturer of optical sighting systems and assemblies, since October 2022, where he also serves as Audit Committee Chair. Mr. Judd is a Certified Public Accountant. He received his Masters of Business Administration with high distinction from Harvard Business School, where he was a Baker Scholar, and earned his Master of Science and Bachelor of Science, summa cum laude, in Accounting from Brigham Young University. The Board believes that Mr. Judd’s leadership experience in nutritional supplements and financial fields qualifies him to be on the Board.

MR. DARWIN K. LEWIS. Mr. Lewis has been an independent member of our Board since February 2017. In February 2018, Mr. Lewis retired from a career at SC Johnson & Son, Inc. (“SC Johnson”), a global consumer packaged goods company that he joined in 1981. During his career at SC Johnson, Mr. Lewis held a number of sales, marketing, acquisition and general manager positions both domestically and abroad. From July 2015 until his retirement, Mr. Lewis served as the Senior Vice President-Global Sales and Chief Customer Officer at SC Johnson. Prior to that, Mr. Lewis’ roles at SC Johnson included Senior Vice President of North American Sales and Chief Customer Officer (from November 2008 to June 2015), Vice President, Group General Manager in Greater China (from 2005 to 2008), Vice President of North American Sales (from 2000 to 2004), and President and General Manager over SCJ Canada (from 1997 to 2000). Prior to 1997, Mr. Lewis served in various other roles at SC Johnson including National Director of Special Business, Division Sales Director over the Midwest Division, Marketing Associate, Sales Director, Director of Trade Marketing and Area Manager and Division Sales Director. Mr. Lewis earned his Masters of Business Administration from the University of Colorado and his Bachelor of Science degree in Business Administration from the University of Minnesota. Mr. Lewis brings to our Board extensive experience in managing sales and international operations in a global consumer goods business. The Board believes that Mr. Lewis’s pedigree of success at every level of corporate leadership and his understanding of sales, marketing and consumer packaged goods strategies qualifies him to be on the Board.

MR. TERRENCE MOOREHEAD. Mr. Moorehead was appointed as a director and as our President and Chief Executive Officer effective August 5, 2026. Mr. Moorehead brings more than 25 years of experience in the retail consumer products industry. He previously served as President and Chief Executive Officer of Nature's Sunshine Products, Inc. from 2018 through 2025. From 2015 through 2018, Mr. Moorehead served as Chief Executive Officer of Carlisle Etcetera LLC. From 2013 through 2015, he served as Chief Executive Officer of Dana Beauty, Inc. From 1991 to 2013 he served in various capacities at Avon Products, Inc., including, among other positions, as VP, Strategy and Digital, for North America, President and Chairman of Avon Japan, and President of Avon Canada. Mr. Moorehead currently serves on the Board of Directors of Xenia Hotels & Resorts, Inc., a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts. Mr. Moorehead received his Master's of Business Administration in Marketing and Finance from Columbia University and a Bachelor of Arts in Economics and Marketing from Boston College. The Board believes that Mr. Moorehead's significant experience in direct-to-consumer, business transformation, and extensive leadership management skills in global consumer-oriented businesses qualify him to be on the Board.

Required Vote

Under our Charter and Bylaws, in an uncontested election, directors are elected by majority of the votes cast virtually or by proxy at the Annual Meeting, assuming a quorum is present. This means that the number of shares voted “FOR” a nominee for election as director must exceed the number of votes cast “AGAINST” that director nominee. If you hold your shares in street name and you do not instruct your broker, bank, trustee, or other nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be voted “FOR” or “AGAINST” the election of any director nominee, and so will not have any effect on the outcome of this proposal.

We have also implemented a majority voting policy for director resignations, which is applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. We expect each director nominated for reelection to tender his or her written irrevocable, conditional resignation to our chair of the Board that will be effective only upon both (i) the failure to receive the required vote at the Annual Meeting and (ii) Board acceptance of such resignation.

If a director nominee fails to receive the required vote for reelection, our nominating and corporate governance committee (other than such director) will act on an expedited basis to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The nominating and corporate governance committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director’s resignation. This policy does not apply in circumstances involving contested director elections.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES ABOVE.

PROPOSAL 2 - ADVISORY VOTE AS TO OUR EXECUTIVE COMPENSATION

In accordance with SEC rules, we are requesting stockholders approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a “Say-On-Pay” proposal.

The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Stockholders may express their views on the design and effectiveness of our executive compensation programs by voting on this proposal. Our executive compensation program is designed to attract, retain and motivate talented executives capable of providing the leadership, vision, and execution necessary to achieve our business objectives and create long-term stockholder value and to ensure that total compensation is fair, reasonable and competitive. Please read the compensation tables and narrative discussion for additional details about our executive compensation program, including information about the fiscal year 2026 compensation of our named executive officers.

Accordingly, in accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders hereby approve the compensation of the Company’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion in this proxy statement around this topic.”

This Say-On-Pay vote is advisory and therefore not binding on our compensation committee or our Board. However, our Board and our compensation committee value the opinions of our stockholders and will consider the voting results for this proposal in making future compensation decisions.

Required Vote

The non-binding advisory resolution requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2027, and has further directed that the selection of such firm be submitted to our stockholders for ratification.

Stockholder ratification of the selection of our independent registered public accounting firm is not required. However, the audit committee is submitting this proposal to our stockholders as a matter of good corporate governance. If our stockholders do not vote on an advisory basis in favor of the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2027, the audit committee will review its future selection of an independent registered public accounting firm. Regardless of whether the selection is ratified, the audit committee in its discretion may, without resubmitting the matter for stockholders to approve or ratify, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

We expect representatives of Deloitte to be present at the Annual Meeting and they will have the opportunity to make a statement at the Annual Meeting if they so desire. We also expect such representatives to be available to respond to appropriate questions.

The aggregate fees for professional services rendered for us by Deloitte are described in the “Audit Related Matters” section of this proxy statement.

Required Vote

The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2027 requires a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will not be considered votes cast and will have no effect on this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2027.

CORPORATE GOVERNANCE

Director Independence

The Nasdaq Stock Market Rules (the “Nasdaq Rules”) require that a majority of the members of our Board qualify as “independent,” as affirmatively determined by our Board. Our Board has determined that each of Ms. Latham and Messrs. Anbalagan, Beindorff, Greer, Judd and Lewis is an “independent director” under Nasdaq Rules.

Board Leadership Structure and Role in Risk Oversight

The leadership of our Board is currently structured such that the chair of our Board and CEO positions are separated. Mr. Greer, an independent director, has served as Chair of our Board since November 2023. We believe having an independent chair of our Board has provided our Board with consistent, experienced and independent leadership that enhances the effectiveness of our Board. Our corporate governance guidelines do not require our Board to choose an independent chair or to separate the roles of chair and chief executive officer, but our Board believes this leadership structure is the appropriate structure for our Company at this time, and plans to keep the roles separated in fiscal year 2027. Pursuant to our corporate governance guidelines, our Board may choose its chair in any manner that it deems to be in the best interests of our Company. If, in the future, the chair of our Board is not an independent director, our Board may designate an independent director to serve as a lead independent director.

Our Board is responsible for oversight of risks facing our Company, while our management is responsible for day-to-day management of risk. Our Board directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our Board, which oversee risks inherent in their respective areas of responsibility, reporting to our Board regularly and involving our Board as necessary. For example, the audit committee oversees our financial exposure, financial reporting related risks, and information technology security risk, and the compensation committee oversees risks related to our compensation programs and practices. Our Board directly oversees our strategic and business risk, including geographic, product development and regulatory risks, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our Board’s leadership structure supports its role in risk oversight, with our President and CEO and our Chief Financial Officer (“CFO”) primarily responsible for assessing and managing risks facing our Company on a day-to-day basis, and the chair and other members of our Board providing oversight of such risk management.

Stockholder Engagement

Our Board and management are committed to maintaining a robust and transparent dialogue with our stockholders. We believe that regular, proactive engagement with our investors is critical to fostering trust, enhancing accountability, and supporting our long-term strategic objectives. Our stockholder engagement program is designed to ensure that the perspectives of our investors are thoughtfully considered in the development of our practices, including compensation, capital allocation, and Board composition.

Engagement Framework

We employ a structured approach to stockholder engagement and are dedicated to maintaining open communication with all stockholders. This program is designed to provide transparency, understand investor perspectives, and address their concerns through outreach in advance of the annual meeting, as well as throughout the year. We have conducted engagement meetings with investors that were generally led by members of senior management and, when appropriate, included participation by members of the Board, such as relevant committee chairs, to reinforce the Board’s commitment to stockholder responsiveness.

In addition to this ongoing program, the Board has, in prior years, placed particular emphasis on engagement regarding executive compensation following the results of the say-on-pay vote. As part of this added layer of outreach, the chair of the compensation committee, together with other members of management, participated directly in discussions with stockholders on compensation matters. This ensured that stockholders’ views were heard by the director responsible for oversight of our executive pay program, while broader engagement activities continued under our established practices.

Topics of Engagement and Board Responsiveness

Our discussions with stockholders covered a broad range of compensation, capital allocation, governance, and strategic topics, which our Board used to inform its oversight responsibilities. For example:

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Executive Compensation: Stockholders expressed interest in increasing the length of the performance period associated with the performance-based restricted stock units ("PRSUs"). In fiscal year 2026, the PRSU awards were granted with more equal weighting between the performance periods as an adjustment to the prior fiscal year’s PRSU awards. Stockholders also inquired about the design of our PRSUs, which establish maximum vesting at 200% of target-level performance. In response, our compensation committee consulted with its compensation consultant and determined that this design aligns with both our peer companies and market practice. Additionally, we received feedback regarding tying our long-term incentive plan more closely to financial metrics. In fiscal year 2026, the PRSU awards were granted with an additional financial metric based on adjusted EBITDA performance.
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Burn Rate: In response to stockholder inquiries, we carefully evaluate the impact of our long term incentive plan on our burn rate.
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Capital Allocation: We carefully evaluate our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, balancing our desire, among other things, to retain cash for internal investments and opportunistic acquisitions and returning cash to stockholders through stock repurchases and dividends. In response to stockholder input in favor of returning value through stock repurchases and dividends, in June 2025 and again in June 2026, we increased our quarterly dividend by one-half cent per share. We have also continued our share repurchase program. In total, since the beginning of fiscal year 2026, we have paid aggregate dividends of $2.3 million and have repurchased $2.0 million or 0.3 million shares.
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Board Composition: Stockholders expressed interest in the diversity of skills, experience, and qualifications represented on our Board. As a result, we expanded our Board skills matrix, enhanced disclosures regarding director qualifications, and improved our succession planning. We also refreshed our Board the last three fiscal years with the addition of Mr. Judd, a director with substantial finance and health industry experience, and Mr. Anbalagan, a director with substantial technology experience.

Commitment to Transparency and Accountability

We are committed to providing clear and comprehensive disclosure regarding our stockholder engagement efforts and the actions taken in response to investor feedback. We believe that this transparency reinforces our accountability to stockholders and supports our mission to deliver sustainable, long-term value.

Non-Employee Director Equity Ownership Policy

Our corporate governance guidelines require that our non-employee directors own a number of shares of our common stock having a value at least equal to five times (5x) the annual base cash compensation for serving as a non-employee director. Until such time as a non-employee director has achieved and thereafter continues to maintain the ownership target, he or she is required to retain direct ownership of all the “net shares” of our common stock he or she receives as a result of the exercise, vesting or payment of equity awards. “Net shares” means those shares that remain after shares are sold or withheld, as the case may be, solely to (1) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights) or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.

Board Conflicts of Interest Policy

Our Board has adopted a conflicts of interest policy for directors that prohibits directors from engaging in any activity that creates an actual or perceived conflict of interest with our Company, and each director is required to notify the Board before engaging in any activity that could reasonably be assumed to create a potential conflict of interest. Specifically, without prior approval from the Board, each director is prohibited from engaging in any activity that is in direct competition with our Company or serving in any capacity (including, but not limited to, as an employee, consultant, advisor, director, representative, agent, influencer, or advertiser) in any company or entity that competes directly or indirectly with us, as reasonably determined by a majority of the disinterested board members.

Meetings of Our Board and Committees

During the last fiscal year, our Board held twelve Board meetings. Our Board also acts by unanimous written consent from time to time. Each director who currently serves on our Board attended at least 75% of the aggregate of (1) the total number of meetings of our Board (held during the period for which he or she has been a director), and (2) the total number of meetings held by all committees of our Board on which such director served (held during the periods that he or she served).

Committees of Our Board

Our Board has an audit committee, a nominating and corporate governance committee, and a compensation committee.

Audit Committee

The audit committee was established by our Board in accordance with Section 3(a)(58)(A) of the Exchange Act. At the end of the last fiscal year and as of the date hereof, the members of our audit committee consisted of Messrs. Anbalagan, Lewis, and Judd, with Mr. Judd serving as chair. Our Board has determined that all members of the audit committee qualify as “independent” under Nasdaq Rules. Our Board has also determined that each member of the audit committee meets the financial literacy and sophistication requirements set forth in the Nasdaq Rules, and that Mr. Judd qualifies as an “audit committee financial expert,” as that term is defined by SEC rules. Our Board made a qualitative assessment of Mr. Judd’s level of knowledge and experience based on a number of factors, including his formal education and his other prior professional experience. The audit committee met eight times during our last fiscal year. Our audit committee also acts by unanimous written consent from time to time.

The audit committee operates under a written charter adopted by our Board that is available on our website at http://investor.lifevantage.com/corporate-governance. Our website does not constitute part of this proxy statement.

The audit committee has the following authority and responsibilities:

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monitor the integrity of the Company’s financial statements;
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review and monitor compliance with legal and regulatory requirements;
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select and, if appropriate, replace the independent auditors;
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evaluate the independent auditor’s qualifications and independence;

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review and monitor the performance of the Company’s internal audit function and independent auditors;
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oversee the Company’s risk assessment and risk management programs for identified financial and operational risk exposures;
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review and oversee the Company's cybersecurity risk management program;
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oversee the Company’s financial processes, controls and reporting;
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prepare an audit committee report as required by the SEC to be included in the Company’s public filings;
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review and approve all significant or material related party transactions;
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review and evaluate, on a periodic basis as determined appropriate its own performance and that of its members, including compliance with the committee charter;
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review and maintain our code of conduct and Foreign Corrupt Practices Act and insider trading policies, and approve any changes to the code and policies; and
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perform certain other duties enumerated in the written charter.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Ms. Latham and Messrs. Greer and Judd, with Ms. Latham serving as chair. From the beginning of fiscal year 2026 until his appointment as our Interim President and Chief Executive Officer on May 1, 2026, Michael Beindorff served on the nominating and corporate governance committee. Upon his appointment as our Interim President and Chief Executive Officer, Mr. Beindorff was removed from the nominating and corporate governance committee and Mr. Greer was appointed to replace him. Our Board has determined that all members of the nominating and corporate governance committee qualify as “independent” under Nasdaq Rules. As long as our common stock remains publicly traded, each member of the nominating and corporate governance committee will (1) qualify as an “independent” director as defined under applicable Nasdaq Rules, and (2) qualify as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. The nominating and corporate governance committee met four times during our last fiscal year. Our nominating and corporate governance committee also acts by unanimous written consent from time to time.

The nominating and corporate governance committee operates under a written charter adopted by our Board that is available on our website at http://investor.lifevantage.com/corporate-governance. Our website does not constitute part of this proxy statement.

The purpose of the nominating and corporate governance committee is to (1) identify individuals qualified to serve as members of our Board, (2) recommend nominees for election as directors, (3) evaluate our Board’s performance, (4) develop and recommend to our Board corporate governance guidelines, and (5) provide oversight with respect to the evaluation of our Board, management, corporate governance and ethical conduct including overseeing the environmental, corporate and social responsibility, health and safety and sustainability initiatives of the Company. In the process of performing its duties, the committee has engaged, and may engage in the future, third-party board governance experts to evaluate board composition, analyze board contributions, and review board activities and practices.

The nominating and corporate governance committee has the following authority and responsibilities:

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identify and evaluate individuals qualified to serve as members of our Board (including individuals nominated by stockholders in proposals made in writing to our Secretary that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to the nominee’s qualifications and in compliance with applicable laws) and establish a process for recruiting suitable candidates to our Board, including identifying the characteristics and skills required by our Board and those existing directors on our Board;
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identify and recommend for our Board’s selection nominees for election as directors at the meeting of stockholders at which directors are to be elected;
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recommend to our Board the appointment of directors to, and chairs of, each committee of our Board and, as appropriate, recommend rotation or removal of directors from such committees;
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cause to be prepared and recommend to our Board the adoption of corporate governance guidelines, and periodically review and assess the guidelines and recommend changes for approval by our Board;
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oversee an annual evaluation of its performance and that of our Board, including the individual members of our Board, and discuss the evaluation with our Board;
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provide minutes of meetings of the committee to our Board, and report regularly to our Board with respect to significant actions and determinations made by the committee;
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at least annually, review and reassess the charter of the committee and, if appropriate, recommend changes to our Board;
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make recommendations to our Board regarding issues of director succession;
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periodically review our compliance with applicable corporate governance listing requirements of Nasdaq;
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review any stockholder proposals received for inclusion in our proxy materials and approve any responses to such proposals;
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periodically review our structural defenses and recommend any changes to our Board that the committee deems advisable;
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oversee the initiatives associated with environmental, sustainability, corporate social responsibility, and health and safety initiatives; and
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perform certain other duties enumerated in the written charter.

Compensation Committee

The members of the compensation committee currently consist of Ms. Latham and Messrs. Anbalagan and Lewis, with Mr. Lewis serving as chair. From the beginning of fiscal year 2026 until his appointment as our Interim President and Chief Executive Officer on May 1, 2026, Michael Beindorff served on the compensation committee but was removed from this committee upon his appointment as our Interim President and Chief Executive Officer. Our Board has determined that all members of the compensation committee qualify as “independent” under Nasdaq Rules. As long as our common stock remains publicly traded, each member of the compensation committee will (1) qualify as an “independent” director as defined under applicable Nasdaq Rules or the listing standards of such other national securities exchange or inter-dealer quotation system on which our common stock is then-listed (the “Applicable Listing Standards”) and applicable rules and regulations of the SEC, (2) satisfy any additional more stringent requirements applicable to members of the compensation committee under the Applicable Listing Standards, (3) qualify as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, and (4) qualify as an “outside director” under Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code. During our last fiscal year, the compensation committee met eight times. Our compensation committee also acts by unanimous written consent from time to time.

The compensation committee operates under a written charter adopted by our Board that is available on our website at http://investor.lifevantage.com/corporate-governance. Our website does not constitute part of this proxy statement. The charter of the compensation committee provides that the compensation committee has the overall responsibility of our Board relating to compensation for our executive officers and non-employee directors.

The compensation committee has the following authority and responsibilities:

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periodically review our compensation philosophy and strategy;
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make recommendations to our Board regarding issues of executive officer and management succession;
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review and recommend to our Board for its determination, on an annual basis the corporate goals and objectives with respect to compensation for our CEO. The committee evaluates at least once a year our CEO’s performance in light of these established goals and objectives and, based upon these evaluations, reviews and recommends to the independent members of our Board for approval, our CEO’s compensation, including base salary, annual, and long-term incentive compensation. Our CEO is not present during the portion of any meeting of the committee during which it will vote upon or deliberate upon the compensation of the CEO;
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In consultation with the CEO, determine, or review and recommend to our Board for its determination, on an annual basis, the corporate goals and objectives and the evaluation process and compensation structure for our executive officers other than our CEO. The committee evaluates the performance of these executive officers in light of these established goals and objectives and reviews and recommends, as appropriate to our Board for approval, the compensation, including salary, bonus, incentive, and equity compensation, for such executive officers. The committee considers the proposals for the compensation of such executive officers submitted to the committee by our CEO;
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provide general oversight of management’s decisions concerning the performance and compensation of our other officers, employees, consultants, and advisors. The committee may delegate its authority on these matters with regard to non-officer employees and consultants to our officers and other appropriate supervisory personnel;
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if, and to the extent we are required to include a Compensation Discussion and Analysis (“CD&A”) section in our annual proxy statement, (1) review and discuss with management the CD&A and other required compensation disclosures, (2) based on that review and discussion, recommend to our Board whether such CD&A be included in that proxy statement (if applicable), and (3) review and approve the disclosure required by SEC rules and regulations;
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oversee, on an annual basis, management’s recommendations for the salary range of non-officer employees by pay grade, percent merit increases, and annual incentive pools;
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review our incentive compensation and stock-based plans, and approve, or recommend to our Board for its approval, adoption of or changes in such plans, as needed; provided the adoption or amendment of a plan that results in reservation of additional shares of our common stock for issuance thereunder shall be approved by our Board. The committee has and exercises all the authority of our Board with respect to the administration of such plans;
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select, retain, terminate and evaluate the independence of such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate in its sole discretion. The committee may invite such consultants and advisors to attend its meetings or to meet with any members of the committee. The committee has sole authority to approve the fees and retention terms relating to such consultants and advisors;
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except with respect to the responsibilities set forth above regarding the compensation of our CEO and our other executive officers, the committee may delegate its authority granted under its charter to a subcommittee of the committee (consisting either of a subset of members of the committee or, after giving due consideration to whether the eligibility criteria described above with respect to committee members and whether such other Board members satisfy such criteria, any members of our Board);
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at least annually, review and reassess the charter of the committee and, if appropriate, recommend changes to our Board;

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review executive officer compensation for compliance with applicable laws, rules and regulations, and oversee our implementation of corporate policies affecting compensation;
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oversee and, as needed from time to time, review and approve other compensation and benefit plans, including non-routine employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits;
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review and recommend to our Board the compensation of independent non-employee directors, including annual and long-term incentive compensation;
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report regularly to our Board with respect to significant actions and determinations made by the committee;
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annually review and evaluate the committee’s own performance and report on its conclusions in this regard to our Board;
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periodically review, as and when required by applicable laws, rules, or regulations, our risk management processes related to our compensation programs, including to determine whether any such program encourages undue or inappropriate risk-taking by our personnel that is reasonably likely to have a material adverse effect on us;
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oversee, as and when required by applicable laws, rules, and regulations, our submission to, and consider the results of, stockholder votes on matters relating to compensation, including advisory votes and votes seeking approval of our compensation plans or arrangements; and
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perform any other activities consistent with such committee’s charter, our Charter and Bylaws, Applicable Listing Standards and any other applicable law, as the committee or our Board deems appropriate.

Director Nominations

Criteria for Board Membership

In selecting candidates for appointment or election to our Board, the nominating and corporate governance committee considers the appropriate balance of experience, skills, and characteristics required of our Board, and seeks to insure that a majority of the directors are independent under Nasdaq Rules, that members of the audit committee meet the financial literacy and sophistication requirements under Nasdaq Rules, and that at least one member of the audit committee qualifies as an “audit committee financial expert” under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, the interplay of the nominee’s experience and skills with those of other directors, and the extent to which the nominee would be a desirable addition to our Board and any of its committees. Nominees for director must also be in compliance with the conflicts of interest policy that applies to our Board. See “Board Conflicts of Interest Policy” above for a description of this policy. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of our Company and our stockholders. The nominating and corporate governance committee does not have a policy regarding board diversity, but it takes diversity of professional experience and perspective into account in identifying and selecting director nominees.

Stockholder Recommendations

The nominating and corporate governance committee will consider qualified candidates for director suggested by stockholders by applying the criteria for board membership described above. If a stockholder submits a director recommendation, the nominating and corporate governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be qualified, the nominating and corporate governance committee will follow the evaluation process described below. If the nominating and corporate governance committee determines the proposed nominee would be a valuable addition to our Board, based on the criteria for board membership described above and after following the evaluation process described below, it will recommend such person’s nomination to our Board.

Separately, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to our Corporate Secretary containing the information required by our Bylaws, including as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such stockholder, as they appear on our books, and of such beneficial owner and the class and number of shares of our Company which are owned beneficially, and of record, by such stockholder and such beneficial owner. To be timely, the notice given by a stockholder must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, except that if the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, such notice must be delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting.

Process for Identifying and Evaluating Nominees

Generally, before recommending to the Board a slate of nominees for director, the nominating and corporate governance committee will consider each incumbent director’s performance on our Board and their willingness to continue in service. In the ordinary course of business, absent special circumstances or a material change in the criteria for Board membership, the nominating and corporate governance committee will recommend for nomination incumbent directors with skills and experience that are relevant to our business and who are willing to continue in service. If the nominating and corporate governance committee determines to seek one or more new director candidates who would add particularly desired skills, experience or attributes to our Board, if an incumbent director is not willing to stand for re-election, or if a vacancy on our Board occurs between annual stockholder meetings and our Board determines to fill such vacancy, the nominating and corporate governance committee will generally identify the desired skills and experience of a new nominee based on the criteria for Board membership described above and any specific needs of our Board at the time. Under ordinary circumstances, the nominating and corporate governance committee will then seek suggestions from other members of our Board and our senior management as to individuals meeting such criteria. Potential nominees will be selected based on input from members of our Board, our senior management, and, if the nominating and corporate governance committee deems appropriate, a third-party search firm. The nominating and corporate governance committee will evaluate each potential nominee’s qualifications and check relevant references; in addition, such individuals will be interviewed by at least one member of the nominating and corporate governance committee. Under ordinary circumstances, following this process, the nominating and corporate governance committee will determine whether to recommend to our Board that a potential nominee be presented as a nominee for election by the stockholders or be appointed to fill a vacancy on our Board, as the case may be. Generally, our Board nominates for election at our annual stockholder meetings the individuals recommended by the nominating and corporate governance committee.

Stockholder Communications with the Board

Stockholders interested in communicating with our Board, a board committee, the independent directors or an individual director may do so by sending an email to our Corporate Secretary at Investor@lifevantage.com or writing to our Board, LifeVantage Corporation, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043, Attention: Corporate Secretary. Communications should specify the addressee(s) and the general topic of the communication. Our Corporate Secretary will review and sort communications before forwarding them to the addressee(s). If no particular director is named, letters will be forwarded, depending on the subject matter, to the chair of our Board or the appropriate committee, as applicable.

Cooperation Agreement

On February 14, 2024 (the “Effective Date”), we entered into a Cooperation Agreement (the “Cooperation Agreement”), with Bradley L. Radoff, The Radoff Family Foundation, Dayton Judd, Sudbury Capital Fund, LP and entities affiliated with Sudbury Capital Fund, LP (collectively, the “Stockholder Parties”).

Pursuant to the Cooperation Agreement, in fiscal year 2024 we increased the size of our Board by one seat and appointed Dayton Judd to our Board and to our Audit Committee and Nominating and Corporate Governance Committee. We further agreed to take all necessary actions to nominate Mr. Judd for election to our Board at this Annual Meeting and at any other of our meetings of stockholders held prior to the Termination Date (as defined below) at which directors are to be elected.

We also agreed not to (a) nominate for election as a director at the fiscal year 2025 Annual Meeting of Stockholders (the “Fiscal Year 2025 Annual Meeting”) any incumbent directors serving on the Board as of the Effective Date other than Michael A. Beindorff, Steven R. Fife, Raymond B. Greer, Cynthia Latham, Darwin K. Lewis and Garry Mauro, (b) nominate for election as a director at the fiscal year 2026 Annual Meeting of Stockholders (the "Fiscal Year 2026 Annual Meeting") any incumbent directors serving on the Board as of the Effective Date other than Messrs. Beindorff, Fife, Greer, and Lewis and Ms. Latham, and (c) unless there is a vacancy on the Board, nominate for election as a director at this Annual Meeting any incumbent directors serving on the Board as of the Effective Date other than Messrs. Fife, Greer, and Lewis and Ms. Latham (the "Fiscal Year 2027 Annual Meeting Provision"); provided, however, that the foregoing does not limit the Board’s right to nominate or recommend any non-incumbent director to fill any vacancy pursuant to our Certificate of Incorporation and subject to the terms and conditions of the Cooperation Agreement.

During the term of the Cooperation Agreement, the Stockholder Parties have agreed to vote all shares of our common stock then held by them, in favor of the recommendations of our Board on director election proposals and any other proposals submitted by us or any stockholder, subject to certain exceptions. The Stockholder Parties have also agreed to certain customary standstill provisions, prohibiting each Stockholder Party from, among other things: (a) making certain announcements regarding transactions involving our company; (b) soliciting proxies; (c) advising or knowingly encouraging any person with respect to the voting or disposition of any of our securities, other than in a manner consistent with our Board’s recommendations; (d) taking actions to change or influence our Board, management or the direction of certain Company matters; and (e) exercising certain stockholder rights.

The Cooperation Agreement terminated on June 9, 2026; however, certain provisions, including the Fiscal Year 2027 Annual Meeting Provision described above, survived termination.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on February 15, 2024.

Family Relationships

There are no family relationships between any of our officers and directors.

Material Proceedings

There are no material proceedings to which any director or officer of the Company is a party adverse to the Company or any of its subsidiaries and no director or officer of the Company has a material interest adverse to the Company or any of its subsidiaries.

Involvement in Certain Legal Proceedings

Other than as described below, to our knowledge, there is no event that occurred during the past ten years with respect to any of our directors or executive officers that is required to be disclosed under Item 401(f) of Regulation S-K.

On August 30, 2022, NewAge, Inc. (“NewAge”), and its wholly-owned direct and indirect subsidiaries, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Carl Aure, our Chief Financial Officer, served as the Chief Accounting Officer of NewAge from December 2018 to October 2021 and, for less than one month within two years prior to NewAge’s bankruptcy filing, acted as its “acting chief financial officer.” Prior to its bankruptcy filing, NewAge traded on Nasdaq under the symbol “NBEV.” On March 1, 2023, the bankruptcy court confirmed a plan of liquidation for NewAge, which became effective on May 4, 2023.

Hedging and Pledging Policies

Pursuant to our Insider Trading Policy, all employees and agents, including our executive officers and directors, are prohibited from trading in publicly-traded options, such as puts or calls, or other derivative securities with respect to our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities. Employees are also prohibited from including our securities in a margin account or pledging our securities as collateral for a loan without the approval of the Company’s Insider Trading Compliance Official. Further, our Insider Trading Policy prohibits any employee (including any executive officers) from engaging in “short sales” and “selling short against the box” with respect to our securities. Any violation of the policies may result in disciplinary action, including dismissal for cause.

CORPORATE RESPONSIBILITY

Employees: We believe that our employees are an essential asset. We have a dedicated team of professionals that support our customers and independent consultants, work to generate long-term value for our stockholders, and contribute to the broader public through charitable programs, including LifeVantage Legacy – an independent charitable organization focused on bettering the lives of children throughout the world (“LifeVantage Legacy”). In turn, we offer competitive compensation and guide employees to focus on the long-term goals of our stockholders and independent consultants. We have received many ‘best place to work’ awards over the years, most recently being named as “Utah Top Workplaces” by the Salt Lake Tribune for the fourth year and “Top Places to Work in the Wellness Industry” by Energage, an industry leader in employee engagement, for the fourth year.

Products and Packaging: We formulate our MindBody GLP-1 System® and our TrueScience® Activated Skin Care collection using clean ingredients, and we use packaging for these and other product lines that is recyclable curbside in most locations, including glass bottles and paper-based cartons in place of certain plastic components.

Community: We sponsor LifeVantage Legacy, our community support initiative, through which we and our independent consultants have contributed to local schools, families, and communities in the markets in which we operate, including meals, school supplies and home building programs.

Governance: We maintain an equity ownership policy under which executive officers and directors are expected to hold meaningful equity in the Company. In addition, we have a majority standard for the election of directors on our Board.

Diversity

Diversity is one of our Company’s core values, and we believe in creating an equitable environment that represents a broad spectrum of skills, backgrounds and cultures.

Our office headquarters is located in Lehi, Utah. We strive to employ a diverse population compared to our talent pool. Our current diversity numbers are higher than that of our local talent pool. We continue to search for diverse employee candidates.

Our Board values having a board that reflects diverse perspectives, including those based on gender, ethnicity, skills, and experience at policy-making levels in areas that are relevant to the Company’s activities. Our Board also values candidates with diverse functional, geographic, and cultural backgrounds. As we pursue future board recruitment efforts, our nominating and corporate governance committee will continue to seek out candidates who can contribute to the diverse views and perspectives of the Board. This includes seeking out individuals with diverse perspectives informed by unique personal and professional experiences. The following table sets forth the experience of the individuals standing for election at our Annual Meeting.

LifeVantage Skill Matrix
Board of Directors
Experience	Raj Anbalagan	Michael Beindorff	Raymond Greer	Dayton Judd	Darwin Lewis	Terrence Moorehead
Digital Transformation	X
MLM/Direct Selling						X
Finance/Capital Markets			X	X	X
Public Company	X	X	X	X	X	X
C-Suite Leadership	X	X	X	X	X	X
Consumer Product		X		X	X	X
Health & Wellness Industry		X		X		X
Sales/Marketing		X	X		X	X
E-Commerce	X	X	X	X	X	X
International		X	X		X	X
Cyber Security/IT	X					X
Artificial Intelligence	X		X
Operations/Supply Chain			X	X		X
Legal/Regulatory						X
ESG			X

EXECUTIVE OFFICERS

The following table sets forth the names, ages, and titles of our executive officers as of the Record Date.

Name	Age	Position with Company
Mr. Terrence Moorehead	63	President and Chief Executive Officer
Mr. Carl Aure	53	Chief Financial Officer
Ms. Kristen Cunningham	42	Chief Sales Officer

Each officer serves at the discretion of our Board and holds office until his or her successor is appointed or until his or her earlier resignation or removal. There are no family relationships between any of our executive officers and directors.

MR. TERRENCE MOOREHEAD. Mr. Moorehead was appointed as our President and Chief Executive Officer on August 5, 2026. A description of Mr. Moorehead's background and business experience is provided under "Proposal 1: Election of Directors".

MR. CARL AURE. Mr. Aure was appointed as our Chief Financial Officer in October 2021. Mr. Aure has over 25 years of finance and accounting experience along with more than 15 years in the direct selling industry. His extensive expertise includes international expansion and operations, mergers and acquisitions, financial planning and analysis, technical accounting and SEC reporting, international tax, and treasury management. From December 2018 to October 2021, Mr. Aure was the Chief Accounting Officer for NewAge, a social selling company with over 1,100 employees and operations in over 50 international markets. He joined NewAge in 2018 as Senior Vice President, Corporate Controller, following the acquisition of Morinda Holdings, Inc. (“Morinda”), a multi-level marketing company that sells Tahitian Noni juice and other products made from the noni plant, where he held finance and accounting roles of progressive responsibility from 2005 to 2018. Prior to Morinda, Mr. Aure spent eight years at KPMG, LLP, from 1996 to 2005, most recently as Senior Manager. Mr. Aure is a Certified Public Accountant and holds a Masters of Professional Accountancy from the University of Utah. Mr. Aure earned his Bachelor of Science degree in Accounting from Westminster College.

MS. KRISTEN CUNNINGHAM. Ms. Cunningham was appointed as our Chief Sales Officer in June 2022 after serving as our Interim Chief Sales Officer and in other leadership positions in our sales organization since November 2020. Prior to joining the Company, Ms. Cunningham served from August 2011 to October 2020 as Director of Business Development and other sales leadership roles with Shaklee Corporation, a direct selling manufacturer and distributor of natural supplements and beauty and household products. From 2006 to 2011, Ms. Cunningham served in various roles in Distributor Support and Sales with NuSkin Enterprises, a direct selling beauty and wellness company. Ms. Cunningham received her Bachelor of Arts in Communications and Media Studies from Brigham Young University.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of each individual who served as our “principal executive officer” during the fiscal year ended June 30, 2026, as well as our next two most highly compensated executive officers during the fiscal year ended June 30, 2026. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position		Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Non-Equity Plan Compensation(2)	All Other Compensation ($)		Total ($)
Michael Beindorff,	(3)	2026	141,667	(4)	—	91,334	—	—		233,001
Interim President and Chief Executive Officer
Steven R. Fife,	(5)	2026	512,217		—	1,557,832	32,083	85,778	(6)	2,187,911
Former President and Chief Executive Officer		2025	550,000		—	1,605,326	590,590	70,212		2,816,128
Kristen Cunningham,	(7)	2026	340,000		—	399,188	13,600	62,651	(8)	815,439
Chief Sales Officer
Carl Aure,	(7)	2026	367,500		—	331,034	18,500	39,630	(9)	756,663
Chief Financial Officer

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the NEO in the applicable fiscal year under our 2017 Long-Term Incentive Plan (the “2017 Plan”) and computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Code (“ASC”), Topic 718. See Notes 2 and 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on August 27 2026 for a discussion of all assumptions that we made in determining the grant date fair values of such awards. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. In fiscal year 2026, Messrs. Fife and Aure and Ms. Cunningham were each granted service-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”). The grant date fair value of the PRSUs included in the “stock awards” column above assumes the PRSUs will become eligible to vest at 100% of their target level, which we determined was the probable outcome for the awards at the time of grant. The grant date fair value of the PRSUs granted in fiscal year 2026 assuming achievement at the maximum level of 200% is as follows: Mr. Fife - $1,869,393, Ms. Cunningham - $479,031, and Mr. Aure - $397,235. Mr. Beindorff did not receive any RSU or PRSU awards in connection with his service as Interim President and Chief Executive Officer during fiscal year 2026; the amount reflected in this column for Mr. Beindorff represents the grant date fair value of the restricted stock award granted to Mr. Beindorff on November 6, 2025 in connection with his service as a non-employee director on our Board, as described in further detail in the "Director Compensation" section below.
(2)
The amounts in this column reflect cash bonus awards earned by the NEOs under one of our cash incentive plans. The annual incentive plan payout for fiscal year 2026 was 10% of the plan’s targeted payout based on actual achievement of the set goals. The amount paid to Mr. Fife for fiscal year 2026 was pro-rated based on his partial year of service, in accordance with his Transition Agreement.
(3)
Mr. Beindorff was appointed Interim President and Chief Executive Officer on May 1, 2026. Accordingly, compensation information is only provided for fiscal year 2026. All compensation received by Mr. Beindorff prior to fiscal year 2026 was solely in his capacity as a non-employee director on our Board.

(4)
Includes $50,000 received for service as a non-employee director on our Board prior to his appointment as our Interim President and Chief Executive Officer on May 1, 2026.
(5)
Mr. Fife retired from his employment with us on April 30, 2026.
(6)
Includes (i) reimbursements Mr. Fife received for travel by his companion in the amount of $63,114, (ii) $14,892 in health insurance benefits, and (iii) $7,771 in 401(k) matching contributions.
(7)
These executive officers were employed by us but were not one of our named executive officers in fiscal year 2025. Accordingly, compensation is only provided for fiscal year 2026.
(8)
Includes (i) reimbursements to Ms. Cunningham for travel by her companion in the amount of $28,675, (ii) $28,026 in health insurance benefits and (ii) $5,950 in 401(k) matching contributions.
(9)
Includes (i) reimbursements to Mr. Aure for travel by his companion in the amount of $512, (ii) $28,093 in health insurance benefits, and (iii) $11,025 in 401(k) matching contributions.

NARRATIVE EXPLANATION OF COMPENSATION ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

The compensation of our named executive officers generally consists of base salary, annual or short-term incentives and long-term incentives in the form of equity-based awards. Our goal is to maintain an executive compensation program that is fair, reasonable, and competitive and enables us to attract, retain and motivate talented executives capable of achieving our business objective of creating long-term stockholder value. We actively seek to foster a pay-for-performance environment that encourages our executive officers to enhance stockholder value. To this end, we seek to establish a compensation program linked directly to the delivery of long-term returns to our stockholders, the achievement of short- and long-term strategic business objectives, individual performance, and the demonstration of competencies that are aligned with our culture and values.

We are a science-based company focused on nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. We are dedicated to helping people achieve their health, wellness and financial goals. We provide quality, scientifically validated products to customers and independent consultants as well as a financially rewarding commission-based direct sales opportunity to our independent consultants. We sell our products in the United States, Mexico, Canada, Japan, Taiwan, Thailand, Australia, New Zealand, the United Kingdom, the Netherlands, Germany, Austria, Spain, Ireland, Belgium, Iceland, and Portugal.

Fiscal Year 2026 Compensation Highlights

During fiscal year 2026, our compensation committee continued to review and adjust our compensation programs in an effort to sharpen our focus on long-term strategic goals and more closely align the interests of our NEOs with the interests of our stockholders. During fiscal year 2026, our compensation committee again used PRSUs and RSUs as the primary equity vehicle for our NEOs to focus on rewarding performance with 60% of the total award value allocated to performance-based awards and 40% of the total award value allocated to time-based awards. We believe utilizing performance-based and time-based equity awards more closely aligns our compensation program with the achievement of our strategic goals, while balancing the need to maintain a market competitive compensation program to continue to attract and retain our management team.

CEO Transition

As announced earlier in the fiscal year and effective April 30, 2026, Mr. Fife retired from his employment with us and entered into a Transition Agreement with the Company, which is described in further detail below in "Employment and Severance Arrangements with Named Executive Officers". In connection with Mr. Fife's retirement, we also announced Mr. Moorehead would be our new President and Chief Executive Officer, effective August 5, 2026. At the time of Mr. Fife's retirement, Mr. Beindorff, a non-employee member of our Board, was appointed as Interim President and Chief Executive Officer until Mr. Moorehead's start of employment with us. Pursuant to the agreement entered into with Mr. Beindorff for his interim role with us, Mr. Beindorff received monthly cash compensation of $45,833 per month from May 1st through Mr. Moorehead's start of employment. During Mr. Beindorff's interim term as our President and Chief Executive Officer, he did not receive any additional cash compensation for his service on our Board. He was also not eligible for any other annual bonus opportunity or long-term incentive awards.

Role of Our Compensation Committee

Our compensation principles and objectives are sustained, in part, by our Board and the independent oversight of NEO compensation by its compensation committee. The compensation committee is responsible for overseeing our compensation policies, plans and programs, including the base salary, annual and long-term incentives, perquisites, severance arrangements and other related benefits paid to our directors and executive officers, including our NEOs.

The compensation committee also has the authority and responsibility to review on an annual basis the compensation structure for our executive officers, including our NEOs. The compensation committee evaluates the performance of our executive officers, including our NEOs, and reviews and approves the compensation, including base salary and annual and long-term incentive compensation for such executive officers, other than our CEO, which the compensation committee makes recommendations to our Board for approval. Our CEO is not present during any meeting of the compensation committee during which it deliberates upon or makes recommendations regarding the compensation of our CEO; however, our CEO is present during and provides recommendations to the compensation committee regarding the compensation for our other executive officers.

A complete description of the authority and responsibility of our compensation committee is set forth in its charter, which is available on our website at https://lifevantage.gcs-web.com/corporate-governance and in print upon request. Our website does not constitute part of this proxy statement.

To assist it with fulfilling its responsibility for making NEO compensation decisions consistent with the principles and objectives discussed above, the compensation committee utilizes a compensation consultant and relies on data from a group of peer companies, as described below.

Role of the Compensation Consultant

For fiscal year 2026, the compensation committee engaged Aon Consulting, Inc. (“Aon”) as its independent compensation consultant. Specifically, Aon was engaged to review and recommend refinements of our peer group of companies and assess, relative to our peer group, total compensation of our executives, compensation of our Board and to develop long-term incentive grant guidelines and strategies for all employees.

The compensation committee has the exclusive right to select, retain and terminate its independent compensation consultant as well as to approve any fees, terms or other conditions of its compensation advisory services.

During fiscal year 2026, Aon reported directly to the compensation committee, but when directed to do so by the compensation committee, worked cooperatively with our executive officers to develop analyses and proposals for presentations to the compensation committee.

Fiscal Year 2026 Peer Group

In April 2026, Aon reviewed and made recommendations to the compensation committee regarding refinements to our peer group for market assessments for fiscal year 2026 (our “FY2026 Peer Group”) that adjusted the prior year peer group (our “FY2025 Peer Group”) the compensation committee had used for our fiscal year 2025 compensation decisions. Aon considered industry, company size, market cap and location as selection criteria in identifying appropriate peer companies for fiscal year 2026. Our compensation committee uses the peer group to establish a framework for evaluating our NEO compensation practices. Our FY2026 Peer Group consisted of the following companies:

e.l.f. Beauty, Inc.	Niagen Biosciences
Grove Collaborative	Nu Skin Enterprises
Jamieson Wellness, Inc.	Olaplex Holdings, Inc.
Lifeway Foods	PetMed Express
Medifast	The Honest Company
Natural Alternatives International, Inc.	USANA Health Sciences, Inc.
Nature’s Sunshine Products, Inc.

Because of the limited number of public companies in our industry that meet the recommended criteria for selecting our compensation peer group, the compensation committee determined to include selected companies in industries similar to our industry, including publicly traded personal products companies, internet and direct marketing companies, health care supplies, leisure products and packaged foods companies. In determining our FY2026 Peer Group, our compensation committee relied on the following factors: comparable revenue (generally half to three times our revenue), market capitalization of less than $1 billion and public companies within select industry segments headquartered in a similar region of North America. For companies in the direct selling industry, more flexibility was provided to the factors utilized for inclusion as a peer company, whereas for companies outside of the direct selling industry, revenue and market capitalization were emphasized.

Following a review of our peer group and based upon the recommendation of Aon, many companies utilized for the FY2025 Peer Group were used to create the FY2026 Peer Group with the addition of Grove Collaborative, Niagen Biosciences, NuSkin Enterprises, and The Honest Company.

The compensation committee used data from our FY2026 Peer Group companies and the Radford Global Life Sciences Survey (together, the “Peer Group Data”) to help ensure that the compensation of our NEOs was competitive and that its decisions were appropriate. The compensation committee generally believes that the compensation of our NEOs should be set within a competitive range of the peer group median with differentiation by executive as appropriate based on individual factors. These factors include proficiency in the role, sustained performance over time, and importance to our leadership succession plan with respect to total cash compensation and total direct compensation when compared to persons in reasonably similar positions at companies based on our Peer Group Data. For our CEO and CFO, the Peer Group Data utilized a blend of our FY2026 Peer Group and the Radford Global Life Sciences Survey. For our Chief Sales Officer the compensation committee utilized data solely from the Radford Global Life Sciences Survey for such determinations because functional proxy data is limited for such role.

Fiscal Year 2026 Vote on Executive Compensation

At our Fiscal Year 2026 Annual Meeting, our stockholders were provided an opportunity to cast an advisory vote on the compensation of our NEOs, as described in the proxy statement for the 2025 fiscal year. Greater than 96% of stockholders’ votes were cast in favor of the compensation of our NEOs. Our compensation committee reviewed the results of the advisory vote and noted an improvement from the prior year in which approximately 73% of our stockholders’ votes were cast in favor of the compensation of our NEOs. During fiscal year 2026, our compensation committee maintained the practice of including additional performance periods for performance-based equity awards (e.g., three years of future revenue performance targets). Our compensation committee also added adjusted EBITDA to the revenue performance targets associated with our PRSU awards based on feedback received from stockholders.

Compensation Components

The three components of our executive compensation program are base salary, annual or short-term incentives and long-term incentives in the form of equity-based awards. While no specific formula is used to determine the allocation of an NEOs total annual compensation among these three components, we strive to achieve market competitive pay from an overall compensation perspective. An underlying principle in each of the compensation components is that the compensation of our executives should correlate with their level of performance. In addition, the compensation committee has not established any formal policies or guidelines for allocating compensation between cash and non-cash compensation.

Base Salary

Base salary is the primary fixed component of our executive compensation program. We believe that base salaries should provide a fixed level of competitive compensation to help us attract and retain strong executive talent and compensate executives for services rendered during the fiscal year.

For newly hired executives, the compensation committee determines base salary on a case-by-case basis by evaluating a number of factors, including the executive’s qualifications and experience, the competitive recruiting environment for his or her services, the executive’s anticipated role and responsibilities with us, internal pay equity, and comparisons to the peer group data for compensation levels of comparable executives at other companies. Further, on an annual basis, our CEO and compensation committee reviews our executive pay versus the relevant peer group with our compensation consultant to ensure pay remains within a competitive range of the applicable peer group median.

In connection with our compensation committee’s annual review of our executives’ performance during fiscal year 2025 and compensation for fiscal year 2026, the base salaries were reviewed in August 2025, becoming effective in October 2025, with Mr. Fife’s base salary remaining unchanged at $550,000 and Ms. Cunningham's base salary remaining unchanged at $340,000. Mr. Aure’s base salary was increased from $360,000 to $370,000.

Short-Term Incentive Plans

The second material component of our executive compensation program is the opportunity to earn incentives under one of our annual incentive plans. Generally, we believe annual incentives should:

•
Reward the NEOs for company performance;
•
Encourage effective short-term performance while balancing long-term focus;
•
Provide a significant portion of total compensation opportunity that is at risk; and
•
Be externally competitive and internally equitable.

In August 2025, our compensation committee adopted our fiscal year 2026 annual incentive plan (the “FY2026 Annual Incentive Plan”). The FY2026 Annual Incentive Plan is intended to reward certain employees who were selected by the compensation committee for participation in the plan for our achievement of specified corporate goals.

FY2026 Annual Incentive Plan

Under the terms of the FY2026 Annual Incentive Plan, our NEOs (other than Mr. Beindorff) were eligible to receive a cash bonus if we met certain corporate goals. Target bonus amounts for our NEOs are established as a percentage of their annual base salary. Mr. Fife’s target bonus was 70%, Ms. Cunningham’s target bonus was 40% and Mr. Aure’s target bonus was 50%, with maximum possible achievement at 190%.

For fiscal year 2026, the corporate performance goals for our NEOs were the same as our other employees eligible to participate in the FY 2026 Annual Incentive Plan, with a global revenue goal comprising 45% of the target bonus, an adjusted EBITDA goal comprising 35% of the target bonus and scorecard metrics comprising the remaining 20% of the target bonus. The score card metrics consisted of the following metrics, which are intended to motivate and align our employees to the strategic initiatives that they can impact and influence through their work and help us meet our financial goals:

•
10% for monthly active member count measured as the number of monthly consultants and customers who place an order with us, which we view as important to our fiscal year performance as it measures the breadth of our business to new and existing independent consultants and customers; and
•
10% for strategic preparation towards the launch of a new e-commerce platform, which was important to our strategic accomplishments to upgrade our e-commerce platform with needed preparations completed in fiscal year 2026.

Performance bonus payouts scale between the levels indicated in the tables below, with linear interpolation between the threshold, target and maximum (if applicable). The applicable score card metrics, revenue and adjusted EBITDA targets, along with threshold, target and maximum amounts (if applicable) payable for such goals, were as follows:

Global Revenue- 45%	Fiscal Year 2026	Bonus Percentage Payout
Threshold	$224,190,000	50%
Target	$238,500,000	100%
Maximum	$257,580,000	200%

Adjusted EBITDA- 35%	Fiscal Year 2026	Bonus Percentage Payout
Threshold	$22,759,796	50%
Target	$25,700,000	100%
Maximum	$31,424,000	200%

Scorecard Metrics

Active Accounts- 10%	Fiscal Year 2026	Bonus Percentage Payout
Threshold	98,177	50%
Target	104,443	100%
Maximum	112,799	200%

E-Commerce- 10%	Fiscal Year 2026	Bonus Percentage Payout
Threshold	n/a	n/a
Target	Measured by completion of specific activities during the fiscal year	100%
Maximum	n/a	n/a

Following the end of fiscal year 2026, our compensation committee determined achievement of the FY2026 Annual Incentive Plan was at 10% which was comprised solely of achievement of the strategic preparation of the e-commerce platform.

Bonus Metric	Weighting	Achievement	Bonus Payout Per Metric
Global Revenue	45%	—%	—%
Adjusted EBITDA	35%	—%	—%
Active Accounts	10%	—%	—%
E-Commerce	10%	100%	10%
Total	100%	10%	10%

With the exception of Mr. Beindorff, our NEOs were each awarded a bonus of 10% of target, as set forth in the chart below:

NEO	Target Bonus	Revenue Bonus Earned	Adjusted EBITDA Bonus Earned	Scorecard Bonus Earned	Total Bonus Awarded
Steven R. Fife	$320,833	$—	$—	$32,083	$32,083	(1)
Kristen Cunningham	$136,000	$—	$—	$13,600	$13,600
Carl Aure	$185,000	$—	$—	$18,500	$18,500

(1) Pursuant to the terms of his Transition Agreement entered into in connection with his retirement, Mr. Fife was eligible for a prorated bonus award based on the number of months he was employed during fiscal year 2026.

Long-Term Incentive Plan

The third material component of our executive compensation program includes awards granted under our equity incentive plan. Equity awards are granted pursuant to the 2017 Long-Term Incentive Plan. Historically, we have not granted long-term incentive awards as compensation for past performance, and instead believe that long-term incentive awards should:

•
align NEO incentives directly with stockholder value;
•
encourage performance that increases long-term stockholder return;
•
serve as a retention tool; and
•
give NEOs a meaningful equity stake in our business.

The awards granted to our NEOs typically have consisted of RSUs and PRSUs, in each case subject to time-based vesting or, with respect to our PRSUs, both performance and time-based vesting. New hire awards are typically granted to executive officers in the form of RSUs and PRSUs at the commencement of their employment with us and negotiated at their time of hire. The compensation committee approves all equity awards to our employees, including awards to our executive officers, with vesting occurring no earlier than the one-year anniversary of the date of grant of the award. Our long-term incentive award program in fiscal year 2026 was comprised solely of RSUs and PRSUs.

Fiscal Year 2026 Equity Awards

In line with our typical grant practices, in August 2025, Messrs. Fife and Aure and Ms. Cunningham were each awarded annual refresh equity awards with 40% of the total equity award (at target) granted in the form of RSUs and 60% of the total equity award (at target) granted as PRSUs. The value of the awards granted to each of our NEOs considered the applicable peer group data, individual performance, and internal equity. Mr. Biendorff did not receive any RSUs or PRSUs in connection with his role as our Interim President and Chief Executive Officer in fiscal year 2026, and the equity compensation Mr. Beindorff received in fiscal year 2026, which was in the form of a restricted stock award, was solely in connection with his service as a non-employee director of our Board as described in further detail in the "Director Compensation" section below.

The RSUs granted to Messrs. Fife and Aure and Ms. Cunningham in August 2025 vest solely based on continued service over three years and vest as to 1/3rd of the RSUs on the one year anniversary of the date of grant with quarterly vesting for the remaining RSUs in equal amounts over the next two years of their continuous service with us. Pursuant to the terms of his Transition Agreement entered into in connection with his retirement, on the one year anniversary of the date of grant of such RSUs, Mr. Fife vested 10/12ths of the RSU shares that were eligible to vest on the one year anniversary of the date of grant.

The PRSUs granted to such NEOs in August 2025 (the “FY2026 PRSUs”), are eligible to vest based 50% on our revenue and 50% on our adjusted EBITDA performance over fiscal years 2026, 2027, and 2028. 1/3rd of the total FY2026 PRSUs granted to each NEO are eligible to vest based on fiscal revenue and adjusted EBITDA performance of fiscal years 2026, 2027, and 2028. The maximum amount of FY2026 PRSUs eligible to vest based on revenue and adjusted EBITDA performance is 200% of target. To the extent the revenue and adjusted EBITDA performance is determined to be achieved by our compensation committee following the relevant performance period, the PRSUs will vest on the following September 10. Mr. Fife is eligible to vest 10/12 of the PRSU shares associated with fiscal year 2026 performance pursuant to his Transition Agreement entered into on his retirement.

The following table sets forth the RSU and PRSU grants made to each of our NEOs in fiscal year 2026:

NEO	FY2026 RSUs	FY2026 PRSUs (at target)	FY2026 PRSUs (at Maximum)	Number of FY2026 PRSUs Eligible to Vest Based on FY2026 Revenue (at Target)	Number of FY2026 PRSUs Eligible to Vest Based on FY2027 Revenue (at Target)	Number of FY2026 PRSUs Eligible to Vest Based on FY2028 Revenue (at Target)
Steven R. Fife	48,193	72,289	144,578	24,097	24,096	24,096
Kristen Cunningham	12,349	18,524	37,048	6,175	6,175	6,175
Carl Aure	10,241	15,361	30,722	5,121	5,120	5,120

For the FY2026 PRSUs, the revenue goal for target achievement for fiscal year 2026 revenue was set at $238,500,000 with maximum achievement set at $257,580,000. Actual revenue achievement below $224,190,000 would result in no PRSUs attributable to the 2026 fiscal year revenue target becoming eligible to vest. The threshold revenue goal for the FY2026 PRSUs for future fiscal years is set based on the prior fiscal year’s actual revenue achievement, with the target and maximums set at a 3% increase and a 8%, increase, respectively, above the threshold/prior year’s actual revenue achievement.

For the FY2026 PRSUs, the adjusted EBITDA goal for target achievement for fiscal year 2026 was set at $25,700,000 with maximum achievement set at $31,424,000. Actual adjusted EBITDA achievement below $24,158,000 would result in no PRSUs attributable to the 2026 fiscal year adjusted EBITDA target becoming eligible to vest. The threshold adjusted EBITDA target for the FY2026 PRSUs for future fiscal years is set based on the prior fiscal year's actual adjusted EBITDA achievement, with the target and maximums set at 3.75% increase and at 8% increase, respectively, above the prior year's actual adjusted EBITDA achievement.

In August 2026, our compensation committee reviewed the actual achievement of the revenue goal for fiscal year 2026 and determined that based on our revenue of $182,586,000 and adjusted EBITDA of $12,700,000, that the FY2026 PRSUs eligible to vest based on fiscal year 2026 performance (both revenue and adjusted EBITDA) did not meet the threshold requirement and were forfeited in their entirety. In August 2026, our compensation committee also reviewed the fiscal year 2026 revenue goal achievement applicable to the PRSUs granted in fiscal years 2024 and 2025 to Messr. Fife and Aure and Ms. Cunningham and determined that the threshold requirement for vesting was not met and the applicable PRSUs were also forfeited.

Employee Benefits and Perquisites

As a general matter, subject only to limited exceptions, we do not provide perquisites or benefits to our NEOs on a basis that is different from other eligible employees, and such perquisites or benefits represent only a minor portion of the total compensation of the NEOs. We maintain health, dental, long term and short-term disability, and vision insurance plans for the benefit of all eligible employees, including our NEOs; provided, however, that for our NEOs we pay for a higher level of health coverage, while our other eligible employees are provided only basic company-paid coverage under our health plan.

Retirement Benefits

We provide wealth accumulation benefits to eligible employees, including our NEOs, in the form of a 401(k) savings plan. The company provides a 401(k) match to each participating employee up to the first 3% of their contributions. These benefits are offered on the same basis to all employees, including our NEOs.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

We typically enter into offer letters with each of our NEOs at the commencement of their employment with us, and which set forth the initial terms of the officer’s employment with us and provide that the officer’s employment will be “at will” and may be terminated at any time. Our NEOs are also generally entitled to certain severance benefits under key executive benefits package contracts which are described below.

Mr. Beindorff

In connection with his role as Interim President and Chief Executive Officer, we entered into a consulting agreement with Mr. Beindorff pursuant to which he received $45,833 per month for his interim service. Mr. Beindorff was not eligible for nor did we enter into a Key Executive Benefits Agreement with him. Mr. Beindorff received no other compensation pursuant to the consulting agreement for his service as Interim President and Chief Executive Officer; however, he received a restricted stock award in fiscal year 2026 for his service as a non-employee director on our Board, which continued to vest during his interim consulting service with us.

Mr. Fife

Prior to Mr. Fife's retirement in April 2026, Mr. Fife was eligible for severance benefits pursuant to a Key Executive Benefits Agreement. Such agreement provided that if we terminated Mr. Fife’s employment without “cause” or if he resigned with “good reason,” and he executed and delivered to us a separation agreement that provided, among other things, a release of all claims against us and a covenant not to sue us, then in addition to accrued pay, he would be entitled to payments equal in the aggregate to twelve months of his then annualized base salary, paid in substantially equal monthly installments over a twelve-month period following the date of termination of his employment. Mr. Fife was also eligible prior to his retirement for equity award acceleration pursuant to our Change in Control Policy, as described below, in the event of a termination of employment without cause or resignation for good reason within twelve months of our change in control.

In connection with Mr. Fife's retirement, we entered into a Transition Agreement with Mr. Fife to facilitate an orderly leadership transition. Under the agreement, Mr. Fife agreed to provide transition assistance for a limited period following his retirement to support the transfer of executive responsibilities, maintain continuity of key strategic initiatives and stakeholder relationships, and assist with the onboarding of Mr. Beindorff as the Interim President and Chief Executive Officer and ultimately Mr. Moorehead on his start date. Mr. Fife also provided a general release of all claims.

Pursuant to the Transition Agreement, Mr. Fife is entitled to:

- Reimbursement of 18 months of medical premiums;

- Payment of a pro-rated fiscal year 2026 Annual Incentive Plan bonus, at the same level of achievement applicable to other participants;

- Forgiveness of the repayment obligation for dividends paid with respect to restricted stock awards that do not vest after retirement;

- Continued eligibility to earn a pro-rated amount of fiscal 2024, 2025, and 2026 PRSU awards based on fiscal year 2026 performance; and

-Remain eligible to vest in a pro-rated portion of his fiscal year 2026 RSU award on the first vesting date applicable to the award.

Ms. Cunningham and Mr. Aure

We have entered into Key Executive Benefits Agreements with Ms. Cunningham and Mr. Aure, which provide that if we terminate their employment without “cause,” which includes customary triggers, and they execute and deliver to us a separation agreement that provides, among other things, a release of all claims against us and a covenant not to sue (and they do not revoke such separation agreement), then in addition to accrued pay, he or she will be entitled to payments equal in the aggregate to six months of the NEO’s then annualized base salary. The salary continuation payments referred to in the preceding sentence will be paid in substantially equal monthly installments over the six-month period following the date of termination of employment. Ms. Cunningham and Mr. Aure are also eligible for equity award acceleration pursuant to our Change in Control Policy, as described below, in the event such a termination of employment without cause occurs within twelve months of our change in control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning all stock options and stock awards held by our NEOs as of June 30, 2026.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(i)		(i)
Michael Beindorff						13,531	(2)	84,433
Steven R. Fife	44,000	—	(3)	4.44	2/2/2028	—		—	—		—
	—	—		—	—	16,734	(4)	104,420	—		—
Kristen Cunningham	—	—		—	—	2,465	(5)	15,382	—		—
	—	—		—	—				10,460	(6)	65,270
	—	—		—	—	7,264	(7)	45,327
	—	—		—	—				24,698	(8)	154,116
	—	—		—	—	12,349	(4)	63,904	—		—
Carl Aure	—	—		—	—	2,055	(5)	12,823	—		—
	—	—		—	—				7,554	(6)	47,137
	—	—		—	—	5,246	(7)	32,735
	—	—		—	—				20,480	(8)	127,795
	—	—		—	—	10,241	(4)	63,904

(1)
Computed in accordance with SEC rules as the number of unvested RSUs or shares of restricted stock, as applicable, multiplied by the closing market price of our common stock at the end of the 2026 fiscal year, which was $6.24 on June 30, 2026 (the last business day of the 2026 fiscal year). The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our common stock.
(2)
This restricted stock award was granted to Mr. Beindorff on November 6, 2025 as part of his compensation as an independent director on our Board of Directors.
(3)
This option was granted on February 2, 2018 and is fully vested.
(4)
These RSUs were granted to Messrs. Fife and Aure and Ms. Cunningham on August 26, 2025. 5/12ths of the RSUs vested on September 10, 2026, with the remaining amount vesting in equal installments quarterly over the next two years, subject to continued service through such date. Subject to Mr. Fife's Transition Agreement, he was eligible to vest 10/12th of the number of shares of the first vest for his months of service during fiscal year 2026.

(5)
These RSUs were granted to Ms. Cunningham and Mr. Aure on August 24, 2023. 1/3rd of the RSUs vested on August 31, 2024, with quarterly vesting thereafter, subject to continued service through each such date.
(6)
These PRSUs were granted to Messrs. Fife and Aure and Ms. Cunningham on August 26, 2024. 50% of the total number of PRSUs granted were eligible to vest based on achievement of a specific revenue target for fiscal year 2025; 30% of the total number of PRSUs granted were eligible to vest based on achievement of a specific revenue target for fiscal year 2026; and 20% of the total number of PRSUs granted were eligible to vest based on achievement of a specific revenue target for fiscal year 2027. The maximum amount of PRSUs eligible to vest based on revenue performance is 200% of target. The revenue target for fiscal year 2025 was achieved at 200%. The revenue target for fiscal year 2026 was achieved at 0% with the associated shares forfeited. In accordance with SEC rules, the number of PRSUs in column (i) and the value of those PRSUs in column (j) reflects performance at target assuming the fiscal year 2027 revenue targets are achieved at target. PRSUs for each performance period, to the extent the applicable revenue target is achieved, become eligible to vest on August 31st of the following fiscal year, subject to continued service through such date.
(7)
These RSUs were granted to Ms. Cunningham and Mr. Aure on August 26, 2024. 1/3rd of the RSUs vested on August 31, 2025, with the remainder vesting in eight quarterly installments thereafter, subject to continued service through each such date.
(8)
These PRSUs were granted to Messrs. Fife and Aure and Ms. Cunningham on August 26, 2025. 34% of the total number of PRSUs granted were eligible to vest based on achievement of a specific revenue and adjusted EBITDA targets for fiscal year 2026; 33% of the total number of PRSUs granted were eligible to vest based on achievement of a specific revenue and adjusted EBITDA targets for fiscal year 2027; and 33% of the total number of PRSUs granted were eligible to vest based on achievement of a specific revenue and adjusted EBITDA targets for fiscal year 2028. The maximum amount of PRSUs eligible to vest is 200% of target. The revenue and adjusted EIBTDA targets for fiscal year 2026 were not achieved and the PRSUs attributable to fiscal year 2026 performance were forfeited in their entirety. In accordance with SEC rules, the number of PRSUs in column (i) and the value of those PRSUs in column (j) reflects performance at target assuming the fiscal year 2027 and fiscal year 2028 revenue and EBITDA targets are achieved at target. PRSUs for each performance period, to the extent the applicable revenue target is achieved, become eligible to vest on September 10th of the following fiscal year, subject to continued service through such date.

Change in Control Policy

Our change in control policy provides, with respect to all outstanding unvested stock awards, and, until changed by our Board or our compensation committee, future-granted stock awards, for vesting acceleration such that, upon a change in control of our Company, and a subsequent termination of the award holder’s employment within 12 months thereafter, either by us or our successor, without cause or upon the award holder’s resignation for good reason, vesting credit will be deemed achieved as follows: (1) with respect to awards with service-based vesting, as to 100% of the then-unvested awards effective upon the employment termination date; and (2) with respect to awards with performance-based vesting conditions, the attainment of all performance conditions shall be deemed to be at the greater of the target level of achievement or the actual level of achievement, measured as of either (a) the end of the applicable performance period, or (b) the date of the NEO’s termination of employment.

Equity Ownership Policy

Our equity ownership policy requires certain of our executive officers to own a minimum number of shares of our common stock. Our equity ownership policy requires: (1) our CEO to hold a number of shares of our common stock having a value equal to or greater than five times (5x) his or her annual base salary, (2) each of our officers above the level of Senior Vice President to hold a number of shares of our common stock having a value equal to or greater than two times (2x) his or her annual base salary, and (3) each of our officers at the level of Senior Vice President to hold a number of shares of our common stock having a value equal to or greater than one times (1x) his or her annual base salary. Such ownership targets will be measured on a quarterly basis as of the last date of each fiscal quarter (i.e., March 31, June 30, September 30, and December 31 of each year). Each employee subject to our equity ownership policy has five years from the time he or she becomes subject to the equity ownership policy to meet his or her required level of equity ownership. Each of our NEOs is subject to the equity ownership policy, and as of June 30, 2026, each of our currently employed NEOs was in compliance with the equity ownership policy.

Until such time as each employee subject to our equity ownership policy obtains and thereafter continues to meet the ownership targets, such employee is required to retain direct ownership of all of the “net shares” (defined below) of our common stock he or she receives as a result of the exercise, vesting or payment of equity awards. In addition, at all times and whether or not an employee subject to our equity ownership policy has achieved and otherwise maintains ownership of shares of our common stock representing at least his or her ownership target, such employee is required to retain direct ownership for a period of at least one year of 100% of the “net shares” received as the result of the exercise, vesting or payment of any equity awards granted to such employee. “Net shares” means those shares that remain after shares are sold or withheld, as the case may be, solely to (1) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights), or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award. The audit committee has full power and authority to administer and interpret our equity ownership policy and may grant exceptions based on economic hardship or other showing of good cause.

Recoupment Policy

In November 2025, our Board re-approved our recoupment policy (the “Recoupment Policy” and also referred to as a “Clawback Policy”) with respect to all incentive-based compensation granted or paid by us to our executive officers, including cash and stock, which is intended to comply with applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Recoupment Policy applies in the event our financial results are restated as a result of material non-compliance with financial reporting requirements under the federal securities laws, and the Recoupment Policy provides our Board with broad discretion as to what actions may be taken based on circumstances leading to the restatement, including recovery of incentive compensation received by an executive officer in excess of what the executive officer would have been paid under the restatement.

Equity Grant Practices

Our compensation committee does not grant stock options to employees, including executive officers, during periods in which there is material nonpublic information about our Company, including (1) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (2) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. Further, during fiscal year 2026, our compensation committee did not grant any stock options to our employees, executive officers, or other service providers. The compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Equity awards may occasionally be awarded on an off-cycle basis, including to new hires; however, grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly compensation committee meetings whenever practicable, and the awards are granted in accordance with our equity grant policies and processes. In addition, our compensation committee approves the annual equity refresh grants, including performance-based awards, in the first quarter of each fiscal year.

2017 Plan

In December 2016, our Board adopted our 2017 Plan. The 2017 Plan replaced our prior 2010 Plan for the grant of equity-based awards to our NEOs and other employees. The 2017 Plan was approved by our stockholders in February 2017. The 2017 Plan permits the discretionary award of ISOs, NSOs, restricted stock, stock units, stock appreciation rights, and performance-based cash awards to eligible service providers.

The 2017 Plan, as initially adopted, reserved a maximum of 1,125,000 shares to be issued thereunder. 650,000 shares were immediately available to be issued on February 16, 2017, following the approval of the 2017 Plan by our stockholders. Up to an additional 475,000 shares were eligible to become available for issuance under the 2017 Plan, which consist of shares available for grant under the 2010 Plan that were not issued or subject to outstanding awards plus shares subject to awards previously granted under the 2010 Plan if they expire or lapse unexercised or are subsequently forfeited to or repurchased by us.

In February 2018, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 425,000 to 1,550,000.

In November 2018, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available for issuance under the 2017 Plan by 715,000 to 2,265,000.

In November 2020, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 650,000 to 2,915,000.

In November 2022, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 1,052,000 shares to 3,967,000.

In November 2023, our stockholders approved an amendment to the 2017 Plan to increase the number of shares of our common stock that are available under the 2017 Plan by 1,138,000 shares to 5,105,000.

In November 2024, our stockholders approved an amendment to the 2017 Plan to remove individual grant limitations under the 2017 Plan and certain performance-based provisions, both of which were no longer applicable following the repeal of the performance-based exemption in Section 162(m) of the Code.

In November 2025, our stockholders approved an amendment to the 2017 Plan to (i) increase the number of shares of our common stock that are available under the 2017 Plan by 400,000 shares to 5,505,000, and (ii) extend the term of the 2017 Plan to December 5, 2031.

As of June 30, 2026, there were awards outstanding, net of awards expired, for an aggregate of 367,790 shares of our common stock under the 2017 Plan.

PAY-VERSUS-PERFORMANCE

As required by Section 952(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table. For our NEOs, other than our principal executive officer (the “PEO”), compensation is reported as an average.

	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(2)		Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return(5)	Net Income(6)
Year	Steven R. Fife	Michael Beindorff	Steven R. Fife	Michael Beindorff
2026	$2,187,911	$233,001	$(218,717)	$178,540	$786,051	$288,427	$49.00	$5,072,000
2025	$2,816,128	$—	$7,473,244	$—	$1,010,069	$1,480,242	$206.43	$9,805,000
2024	$2,297,892	$—	$3,048,401	$—	$703,972	$853,888	$159.73	$2,937,000

(1)
Our PEO for fiscal years 2024 and 2025 is Steven R. Fife, our former President and Chief Executive Officer. Our PEOs for fiscal year 2026 are Steven R. Fife and Michael Beindorff, our Interim President and Chief Executive Officer. The dollar amounts reported in this column are the amounts of total compensation reported for Messrs. Fife and Beindorff in their respective “Total” column of the Summary Compensation Table in the applicable fiscal year.
(2)
In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEO during fiscal years 2026, 2025, and 2024, which consisted solely of adjustments to the PEO’s equity awards:

	2026		2025	2024
Description of Adjustment	Steven R. Fife	Michael Beindorff
Summary Compensation Table – Total Compensation	$2,187,911	$233,001	$2,816,128	$2,297,892
- grant date fair value of option awards and stock awards granted in the covered fiscal year	(1,557,832)	(91,334)	(1,605,326)	(1,478,697)
+ fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	104,420	84,433	3,087,900	1,456,017
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	—	—	1,461,124	377,899
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	—	—	—	—
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	(341,008)	(49,807)	1,692,889	364,828
- fair value of as of prior fiscal year-end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	(617,311)	—	—	—
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	5,103	2,246	20,529	30,462
Total Equity Adjustments (subtotal)	(2,406,628)	(54,462)	4,657,116	750,509
Compensation Actually Paid	$(218,717)	$178,540	$7,473,244	$3,048,401

(3)
The non-PEO NEOs for each year reported are as follows:

For fiscal year 2026: Ms. Cunningham and Mr. Aure;

For fiscal year 2025: Ms. Boyster and Mr. Thompson; and

For fiscal year 2024: Mr. Aure and Ms. Boyster.

The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(4)
In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid on average to our non-PEO NEOs during fiscal years 2026, 2025, and 2024, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

Description of Adjustment	2026	2025	2024
Summary Compensation Table – Total Compensation	$786,051	$1,010,069	$703,972
- grant date fair value of option awards and stock awards granted in the covered fiscal year	(365,111)	(553,454)	(274,882)
+ fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	211,436	698,753	270,666
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	(119,850)	149,237	79,354
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	—	(12,188)	—
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	(64,791)	187,825	74,778
- fair value of as of prior fiscal year-end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	(159,308)	—	—
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	—	—	—
Total Equity Adjustments (subtotal)	(497,624)	470,173	149,916
Compensation Actually Paid	$288,427	$1,480,242	$853,888

(5)
The Total Stockholder Return (“TSR”) calculation is based on the change in value of a $100 investment in the Company from the beginning of the period compared to the end of applicable period and assumes the reinvestment of dividends.
(6)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year.

Narrative Disclosure

Our compensation committee makes executive compensation decisions independent of SEC disclosure requirements.

Compensation Actually Paid and Total Stockholder Return

The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our TSR, assuming an initial fixed investment of $100 and the reinvestment of dividends, for the fiscal years ended June 30, 2026, June 30, 2025, and June 30, 2024. CAP to our PEO and non-PEO NEOs from fiscal year 2025 to fiscal year 2026 decreased while our TSR also decreased during the same period, which was driven mainly by decrease in our stock price between fiscal year-end 2025 and fiscal year-end 2026, above target revenue performance associated with the fiscal year 2025 performance period for our outstanding PRSUs, and below threshold performance associated with the fiscal year 2026 performance period for our outstanding PRSUs as described in further detail above in the section entitled “Narrative Explanation of Compensation Arrangements with our Named Executive Officers.”

Compensation Actually Paid vs. Company TSR
$7,500,000
$6,500,000
$5,500,000
$4,500,000
$3,500,000
$2,500,000
$1,500,000
$500,000
($500,000)
Compensation Actually Paid
250
200
150
100
50
0
Total Stockholder Return
Fiscal 2024
Fiscal 2025
Fiscal 2026
PEO Fife
PEO Beindorff
Average Non-PEO NEO
TSR

Compensation Actually Paid and Net Income

The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our net income for the fiscal years ended June 30, 2026, June 30, 2025, and June 30, 2024. This is not a metric our compensation committee currently uses in evaluating our NEOs’ compensation.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$7,500,000
$6,500,000
$5,500,000
$4,500,000
$3,500,000
$2,500,000
$1,500,000
$500,000
($500,000)
$9,500,000
$7,500,000
$5,500,000
$3,500,000
$1,500,000
($500,000)
Fiscal 2024
Fiscal 2025
Fiscal 2026
PEO Fife
PEO Beindorff
Average Non-PEO NEO
Net Income

DIRECTOR COMPENSATION

Compensation for our non-employee directors consists of (1) monthly retainers for board service and for service as Chair of our Board and the chair of one of the standing board committees and (2) annual equity awards. The monthly retainers consist of the following:

•
$7,000 for service as the chair of our Board;
•
$6,667 for service as the chair of our audit committee;
•
$6,250 for service as the chair of our compensation committee;
•
$5,833 for service as the chair of our nominating and governance committee; and
•
$5,000 for service by all other non-employee directors.

In connection with each annual meeting of our stockholders at which a non-employee director is re-elected (for example, on the date of the Annual Meeting), or upon first joining our Board (the date of such re-election or the date a new non-employee director first joins our Board, the “Election Date”), each non-employee director will receive a restricted stock award for a number of shares equal to $105,000 divided by the Stock Price, where the “Stock Price” is equal to the average closing price of our common stock for each of the ten trading days ending the day before the Election Date. In the event a director is appointed between annual stockholder meetings, the restricted stock award granted to the new non-employee director is typically pro-rated.

Subject to continued service, such restricted stock awards will vest in a single installment on the one-year anniversary of the grant date.

The table below summarizes the compensation we paid to our non-employee directors for fiscal year 2026 other than Mr. Beindorff, whose compensation is reported in the Summary Compensation Table, above, as a result of his service as our Interim President and Chief Executive Officer during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Rajendran Anbalagan	60,000	91,334	151,334
Raymond B. Greer	84,000	91,334	175,334
Dayton Judd	80,004	91,334	171,338
Cynthia Latham	69,996	91,334	161,330
Darwin K Lewis	75,000	91,334	166,334
Garry Mauro	20,000	—	20,000

(1)
These amounts represent the grant date fair value of restricted stock awards granted by us during fiscal year 2026, determined in accordance with FASB ASC, Topic 718. For the assumptions used in our valuations, see Notes 2 and 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on August 27, 2026 for a discussion of all assumptions that we made in determining the grant date fair values of its equity awards.
(2)
As of June 30, 2026, our non-employee directors held the following shares of restricted stock: Mr. Anbalagan — 13,351; Mr. Greer — 13,351; Mr. Judd — 13,351; Ms. Latham — 13,351; Mr. Lewis — 13,351; and Mr. Mauro — 13,351.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information as of June 30, 2026 with respect to all compensation plans under which shares of our common stock are authorized for issuance.

(a)	(b)		(c)		(d)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of restricted stock units (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b)) (#)
All equity compensation plans approved by security holders	367,790	(1)	4.44	(2)	2,563,832	(3)
Equity compensation plans not approved by security holders	—		—		—

(1)
Includes 71,500 shares of our common stock that can be issued upon the exercise of outstanding options and 944,384 shares of our common stock that can be issued upon vesting of RSUs and PRSUs.
(2)
Does not take into account RSUs and PRSUs, as those awards have no exercise price.
(3)
Includes 390,310 shares of our common stock available under our 2019 ESPP.

AUDIT RELATED MATTERS

Audit Committee Report

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Deloitte is our independent registered public accounting firm and is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The audit committee has held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm. The audit committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independence of our independent registered public accounting firm with the firm. In addition, the audit committee has discussed with our independent registered public accounting firm the matters required to be discussed under the rules adopted by the PCAOB, including General Auditing Standards 1301, Communications with Audit Committees.

The audit committee has also considered whether the provision of non-audit services to our Company is compatible with maintaining the independent registered public accounting firm’s independence. The audit committee has concluded that the independent registered public accounting firm is independent of our Company and our management. The audit committee has reviewed with our independent registered public accounting firm the overall scope and plans for its audit.

Relying on the foregoing reviews and discussions, the audit committee recommended to our Board the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2026, and this proxy statement, for filing with the SEC.

The Audit Committee
Dayton Judd, Chair
Rajendran Anbalagan
Darwin Lewis

The preceding “Audit Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Principal Accountant Fees and Services

Deloitte was engaged to perform audit services for us for fiscal year ended June 30, 2026. Those services consisted of the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements and audit of our employee benefit plan.

The following table presents fees for professional audit services rendered by Deloitte for the fiscal years ended June 30, 2026 and 2025:

Deloitte and Touche, LLP	Fiscal years ended June 30,
	2026	2025
Audit fees (1)	$678,000	$640,000
Audit-related fees (2)	35,000	10,000
Tax fees	40,500	—
All other fees	—	—
	$753,500	$650,000

(1)
Audit fees consist of fees billed for the audit of annual financial statements and internal control over financial reporting, and the review of interim financial statements.
(2)
Audit-related fees consist of fees billed for the audit of services normally provided in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policies require pre-approval of all auditing and such non-auditing services as our independent registered public accounting firm is permitted to provide, subject to de minimis exceptions for services other than audit, review or attest services that are approved by the audit committee prior to completion of the audit. All of the items identified under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” above were approved by the audit committee. Alternatively, the engagement of our independent registered public accounting firm may be entered into pursuant to pre-approved policies and procedures that our audit committee may establish, so long as these policies and procedures are detailed as to particular services and the audit committee is informed of each service. In making these determinations, the audit committee will consider whether the services provided are compatible with maintaining the independence of the independent registered public accounting firm. We are prohibited by applicable law from obtaining certain non-audit services from our independent registered public accounting firm and, in that event, we would obtain these non-audit services from other providers.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm and determined that it is consistent with such independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of August 31, 2026 by: (1) each director; (2) each of our NEOs; (3) all of our executive officers and directors as a group; and (4) each stockholder known to us to be the beneficial owner of 5% or more of outstanding shares of our common stock. As of the Record Date, other than those individuals listed on the chart below, no other individuals were known to us to own beneficially more than 5% of our common stock. The shares disclosed in this table are based upon information supplied to us by the foregoing parties and filings made by such parties with the SEC.

Except as otherwise noted, the address for each person listed below is c/o LifeVantage Corporation, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043.

The percentages of beneficial ownership set forth below are based on 12,568,727 shares of our common stock issued and outstanding as of August 31, 2026.

Name of Beneficial Owner (1)	Number of Shares		Percent of Class
Principal Shareholders
The Capital Management Corporation	1,878,411	(2)	14.95%
Steven R. Fife	705,746	(3)	5.62%
Renaissance Technologies LLC	669,418	(4)	5.33%
Directors and Named Executive Officers
Rajendran Anbalagan	23,999	(5)	*
Michael A. Beindorff	74,821	(6)	*
Raymond B. Greer	112,819	(7)	*
Dayton Judd	829,684	(8)	6.60%
Cynthia Latham	64,879	(9)	*
Darwin K. Lewis	137,268	(10)	1.09%
Terrence Moorehead	—	(11)	*
Carl Aure	149,242	(12)	1.19%
Kristen Cunningham	119,855	(13)	*
All executive officers and directors (11 persons)	1,706,546	(14)	13.58%

* Less than one percent.

(1)
The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13F, 13D and 13G filed with the SEC. Except as otherwise indicated in these footnotes and subject to community property laws where applicable, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.
(2)
Consists of shares Mr. Fife beneficially owns or will have the right to acquire within 60 days of August 31, 2026.
(3)
Based solely on information contained on a Form 13G/A filed with the SEC on July 6, 2026, with respect to holdings of the Company’s common stock as of June 30, 2026. The address of the principal place of business of The Capital Management Corporation is 4101 Cox Road, Suite 10, Glen Allen, VA 23060.

(4)
Based solely on information contained on a Form 13G/A filed with the SEC on August 13, 2026, with respect to holdings of the Company’s common stock as of April 1, 2026. The address of the principal place of business of Renaissance Technologies LLC is 800 Third Ave, New York, NY 10022.
(5)
Consists of 23,999 shares held directly by Mr. Anbalagan.
(6)
Consists of (i) 27,570 shares held directly by Mr. Beindorff, (ii) 41,625 shares held by the Michael A. Beindorff Trust, which Mr. Beindorff is deemed to beneficially own, (iii) 5,500 shares held by Mr. Beindorff’s spouse, which Mr. Beindorff is deemed to beneficially own, and (iv) 126 shares held by Mr. Beindorff’s spouse in a custodial account for their minor children, which Mr. Beindorff is deemed to beneficially own.
(7)
Consists of 112,819 shares held directly by Mr. Greer and The Raymond Greer Family Trust. The Raymond Greer Family Trust is a living trust of which Raymond Greer is the sole trustee and lifetime beneficiary.
(8)
Consists of (i) 80,359 shares held directly by Mr. Judd, and (ii) 749,325 shares held by Sudbury Capital Fund, LP, which Mr. Judd is deemed to beneficially own.
(9)
Consists of 64,879 shares held directly by Ms. Latham.
(10)
Consists of 137,268 shares held directly by Mr. Lewis.
(11)
Consists of shares Mr. Moorehead beneficially owns or will have the right to acquire within 60 days of August 31, 2026.
(12)
Consists of shares Mr. Aure beneficially owns or will have the right to acquire within 60 days of August 31, 2026.
(13)
Consists of shares Ms. Cunningham beneficially owns or will have the right to acquire within 60 days of August 31, 2026.
(14)
Consists of 1,679,046 shares beneficially owned by our executive officers and directors as a group, and 27,500 shares that our executive officers and directors as a group have the right to acquire or will have the right to acquire within 60 days of August 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions Policies and Procedures

Related-party transactions have the potential to create actual or perceived conflicts of interest between our Company and our directors and executive officers or their immediate family members. Under its charter, our audit committee is charged with the responsibility of reviewing and approving all related-party transactions. To assist in identifying such transactions, we distributed questionnaires to each of our directors and officers. Although we do not have a formal policy with regard to approving related-party transactions, our audit committee may consider the following factors when deciding whether to approve a related-party transaction: the nature of the related party’s interest in the transaction; the material terms of the transaction, including, without limitation, the amount and type of the transaction; the importance of the transaction to the related party; whether the transaction would impair the judgment of a director or executive officer to act in our best interests; and any other matters deemed appropriate by our audit committee.

Certain Related-Party Transactions

Since July 1, 2024, other than as disclosed below, there has not been any transaction, proposed transaction, or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds the lower of $120,000 or the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

In February 2024, the Company entered into the Cooperation Agreement with the Stockholder Parties. Please see the section entitled “Corporate Governance – Cooperation Agreement.” Dayton Judd is a party to the Cooperation Agreement, and certain of the Stockholder Parties, together with its affiliates, hold more than 5% of our common stock.

In February 2026, we entered into a securities purchase agreement with The Capital Management Corporation (“Capital Management”), which holds more than 5% of our common stock, pursuant to which we repurchased 102,869 shares of our common stock from Capital Management for an aggregate purchase price of approximately $0.5 million.

Director Independence

The Nasdaq Rules require that a majority of the members of our Board qualify as “independent,” as affirmatively determined by our Board. Our Board has determined that each of Ms. Latham and Messrs. Anbalagan, Beindorff, Greer, Judd, and Lewis are “independent directors” under Nasdaq Rules.

CODE OF ETHICS

We have adopted the LifeVantage Corporation Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) which applies to all of our executive officers, employees, and members of our Board. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make; (3) compliance with applicable governmental laws, rules, and regulations; (4) the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and (5) accountability for adherence to the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics is available on our website at http://investor.lifevantage.com/corporate-governance. In the event that an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to any of our directors or executive officers is necessary, we intend to post such information on our website. Our website does not constitute part of this proxy statement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file. The SEC has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by the specific due dates.

Delinquent Section 16(a) Reports

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2026, we believe that all such reports were filed on a timely basis except for the following: (i) one report by Mr. Beindorff with respect to one transaction involving the transfer of shares held directly by Mr. Beindorff to a trust to which Mr. Beindorff is trustee; and (ii) one report by Todd Thompson reporting his initial statement of beneficial ownership, which was filed late due to and administrative error.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, this proxy statement, the proxy card, and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate notices and proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive, free of charge, a separate copy of the proxy materials, or to request delivery of a single copy if a stockholder is receiving multiple copies of the proxy materials, stockholders may write or call the Company at the following:

LifeVantage Corporation

Attn: Investor Relations

3300 Triumph Blvd., Suite 700

Lehi, Utah 84043

(801) 432-9000

Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for our fiscal year ended June 30, 2026 (which includes our financial statements for the fiscal year ended June 30, 2026), which was filed with the SEC on August 27, 2026, will be made available to stockholders, without charge, upon written request to LifeVantage Corporation, Attn: Investor Relations, 3300 Triumph Blvd., Suite 700, Lehi, Utah 84043. Exhibits will be provided upon written request and payment of an appropriate processing fee.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment and in the manner they believe to be in the best interest of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act.

By Order of the Board of Directors
September 18, 2026	/s/ Terrence Moorehead
Terrence Moorehead
President and Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 4, 2026 for shares held directly and by 11:59 p.m. Eastern Time on November 1, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 4, 2026 for shares held directly and by 11:59 p.m. Eastern Time on November 1, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received by 11:59 p.m. Eastern Time on November 4, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03725-P55863

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFEVANTAGE CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1. To elect six directors to hold office for a term expiring at our next annual meeting of stockholders or until their respective successors are elected and qualified;

Nominees	**For**	**Against**	**Abstain**
1a. Mr. Rajendran Anbalagan	☐	☐	☐
1b. Mr. Michael A. Beindorff	☐	☐	☐
1c. Mr. Raymond B. Greer	☐	☐	☐
1d. Mr. Dayton Judd	☐	☐	☐
1e. Mr. Darwin K. Lewis	☐	☐	☐
1f. Mr. Terrence Moorehead	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To approve a non-binding, advisory resolution approving the compensation of our named executive officers; and	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2027.	☐	☐	☐

NOTE: To conduct any other business properly brought before the meeting.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

T03726-P55863

LifeVantage Corporation
Annual Meeting of Stockholders
November 5, 2026 1:00 PM, MST
This proxy is solicited by the Board of Directors

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Terrence Moorehead and Carl Aure or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of common stock of LifeVantage Corporation (the "Company") that the stockholder(s) would be entitled to vote on all matters that may come before the Annual Meeting of Stockholders to be held at 1:00 PM, MST on November 5, 2026, at 3300 N. Triumph Blvd., Suite 700, Lehi, Utah 84043, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side